UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant
☒

Filed by a Party other than the Registrant
☐

Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

Phibro Animal Health Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Phibro Animal Health Corporation
Glenpointe Centre East, 3rd Floor
300 Frank W. Burr Blvd., Suite 21
Teaneck, NJ 07666
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held at 9:00 A.M. Eastern Time on Monday, November 7, 2022
Dear Stockholder
The 2022 annual meeting of stockholders (the “Annual Meeting”) of Phibro Animal Health Corporation, a Delaware corporation (the “Company”), will be held at 9:00 A.M. Eastern Time on Monday, November 7, 2022, at the Company’s offices located at Glenpointe Centre East, 3rd Floor, 300 Frank W. Burr Blvd., Suite 21, Teaneck, NJ 07666.
The purposes of the Annual Meeting, as more fully described in the accompanying proxy statement, are:
1.
to elect two Class III Directors to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified;

2.
to approve, on an advisory basis, the compensation of our named executive officers;

3.
to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2023; and

4.
such other business as may properly come before the Annual Meeting.

Our Board of Directors has fixed the close of business on September 9, 2022 (the “Record Date”) as the record date for the Annual Meeting. Only stockholders of record on the Record Date are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement. You may vote in person at the Annual Meeting or by mailing a proxy card, if you have requested one.
This proxy statement and our annual report can be accessed directly at the following internet address: http://www.astproxyportal.com/ast/18918/. The Company will begin mailing its Notice of Internet Availability of Proxy Materials, proxy statement and the 2022 Annual Report on Form 10-K and proxy card/voting instruction form to stockholders on September 19, 2022.
Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. We appreciate your continued support of Phibro Animal Health Corporation.
By order of the Board of Directors,
Thomas G. Dagger
Senior Vice President, General Counsel and
Corporate Secretary
September 16, 2022

i

ii

PHIBRO ANIMAL HEALTH CORPORATION
PROXY STATEMENT
FOR 2022 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 A.M. Eastern Time on Monday, November 7, 2022
This proxy statement and the enclosed form of proxy card are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or “Board”) for use at the 2022 annual meeting of stockholders of Phibro Animal Health Corporation, a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Monday, November 7, 2022, at 9:00 A.M. Eastern Time, at the Company’s offices located at Glenpointe Centre East, 3rd Floor, 300 Frank W. Burr Blvd., Suite 21, Teaneck NJ 07666. The Notice of Internet Availability of Proxy Materials (the “Notice”), containing instructions on how to access this proxy statement and our annual report, is first being mailed on or about September 19, 2022 to all stockholders of record as of September 9, 2022 (the “Record Date”). Only stockholders of record as of the Record Date will be entitled to vote at the Annual Meeting.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should carefully read this proxy statement in its entirety. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only. As used in this proxy statement, the terms “Phibro,” “Company,” “we,” “us” and “our” mean Phibro Animal Health Corporation and its subsidiaries unless the context indicates or requires otherwise.
Why am I receiving these proxy materials?
Our Board of Directors is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held on Monday, November 7, 2022, at 9:00 A.M. Eastern Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. The notice of Annual Meeting, this proxy statement and accompanying form of proxy card are being made available to you on or about September 19, 2022. This proxy statement includes information that we are required to provide to you under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
What is included in the proxy materials?
The proxy materials include:
•
this proxy statement for the Annual Meeting;

•
our 2022 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended June 30, 2022; and

•
the proxy card or a voting instruction form for the Annual Meeting, if you have requested that the proxy materials be mailed to you.

How can I get electronic access to the proxy materials?
The Company’s proxy materials are available electronically at http://www.astproxyportal.com/ast/18918/.
What information is contained in this proxy statement?
The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance and certain other required information.

Where is the Annual Meeting?
The Annual Meeting will be held at the Company’s offices located at Glenpointe Centre East, 3rd Floor, 300 Frank W. Burr Blvd., Suite 21, Teaneck NJ 07666. The telephone number at that location is +1 (201) 329-7334.
Can I attend the Annual Meeting?
You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of the Record Date, which is September 9, 2022. Admission will begin at 8:30 A.M. Eastern Time on the date of the Annual Meeting, and you must present valid picture identification acceptable to us, such as a driver’s license or passport, and, if asked, provide proof of stock ownership as of the Record Date. Please note that seating is limited. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is prohibited at the Annual Meeting. The meeting will begin promptly at 9:00 A.M. Eastern Time. Stockholders may request directions to the Company’s offices in order to attend the Annual Meeting by calling our corporate offices at +1 (201) 329-7334.
What matters am I voting on?
You will be voting on:
•
the election of two Class III Directors to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified;

•
a proposal to approve, on an advisory basis, the compensation of our named executive officers;

•
a proposal to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal year ending June 30, 2023; and

•
such other business as may properly come before the Annual Meeting.

How does the Board of Directors recommend I vote on these proposals?
Our Board of Directors recommends a vote:
•
“FOR” the election of Jack C. Bendheim and E. Thomas Corcoran as Class III Directors;

•
“FOR,” on an advisory basis, the compensation paid to the named executive officers, as disclosed in this proxy statement; and

•
“FOR” the ratification of the selection of PwC as our independent registered public accounting firm for our fiscal year ending June 30, 2023.

Who is entitled to vote?
Holders of our Class A common stock and Class B common stock as of the close of business on the Record Date may vote at the Annual Meeting. As of the Record Date, there were 20,337,574 shares of our Class A common stock outstanding and 20,166,034 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock are entitled to one vote and ten votes per share, respectively. In deciding all matters at the Annual Meeting, each eligible stockholder of Class A common stock will be entitled to one vote for each share of our Class A common stock held by him or her on the Record Date and each eligible stockholder of Class B common stock will be entitled to ten votes for each share of our Class B common stock held by him or her on the Record Date. We do not have cumulative voting rights for the election of directors.
Registered Stockholders.   If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.
Street Name Stockholders.   If shares of our common stock are held on your behalf in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the Notice was forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker’s, bank’s or other nominee’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction card for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
How many votes are needed for approval of each proposal?
•
Proposal No. 1:   The election of directors requires a plurality vote of the combined voting power of our Class A common stock and Class B common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon, voting together as one class, to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominees for election as a director.

•
Proposal No. 2:   Approval, on an advisory (non-binding) basis, of the compensation paid to the named executive officers, as disclosed in this proxy statement, requires the affirmative vote of a majority of the combined voting power of our Class A common stock and Class B common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon, voting together as one class. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

•
Proposal No. 3:   The ratification of the selection of PwC as our independent registered public accounting firm for our fiscal year ending June 30, 2023, requires the affirmative vote of a majority of the combined voting power of our Class A common stock and Class B common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon, voting together as one class. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority in voting power of all issued and outstanding shares of our Class A common stock and Class B common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withheld votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are two ways to vote:
•
by completing and mailing your proxy card; or

•
by written ballot at the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the internet. However, the availability of telephone and internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy by:
•
returning a later-dated proxy card before the Annual Meeting;

•
notifying the Corporate Secretary of Phibro Animal Health Corporation in writing, which notification must be received prior to the Annual Meeting, at Phibro Animal Health Corporation, Glenpointe Centre East, 3rd Floor, 300 Frank W. Burr Blvd., Suite 21, Teaneck, NJ 07666; or

•
completing a written ballot at the Annual Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. Thomas G. Dagger and Anthony Andolino have been designated as proxies by our Board of Directors. When proxy cards are properly dated, validly executed and returned, the shares represented by such proxy cards will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given on a properly dated, validly executed and returned proxy card, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about September 19, 2022 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the internet to help reduce the environmental impact of our annual meetings of stockholders.
How are proxies solicited for the Annual Meeting?
Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers, banks or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our “routine matters.” Our sole “routine matter” is Proposal 3, the proposal to ratify the selection of PwC as our auditor for the fiscal year ended June 30, 2023. Your broker will not have discretion to vote on the election of directors or on an advisory basis on the compensation of our named executive officers, which are “non-routine” matters, absent direction from you.

Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to such Current Report on Form 8-K as soon as they become available.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Phibro or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.
Who will serve as inspector of elections?
The inspector of elections will be Thomas G. Dagger, who is the Senior Vice President, General Counsel and Corporate Secretary of Phibro Animal Health Corporation.

PROPOSAL ONE — ELECTION OF CLASS III DIRECTORS
General
Our Board of Directors may establish the authorized number of directors from time to time by resolution. Our Board of Directors is currently comprised of eight members who are divided into three classes with staggered three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Our amended and restated certificate of incorporation authorizes our Board of Directors to fill vacancies on our Board of Directors until the next annual meeting of stockholders at which the directors of the class in which such vacancy occurred will be elected. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.
Nominees
Two Class III Directors have been nominated for election for a three-year term expiring at our 2025 annual meeting. Our Board of Directors has approved and nominated Jack C. Bendheim and E. Thomas Corcoran for election as the two Class III Directors. The term of office of each person elected as a Class III Director will continue until such director’s term expires in 2025, or until such director’s successor has been duly elected and qualified.
Information Regarding the Nominees and other Directors
Nominees for Class III Directors for a Term Expiring in 2025
Name	Age	Principal Occupation and Business Experience
Jack C. Bendheim	75	Mr. Bendheim is Chairman of our Board of Directors and serves as our President and Chief Executive Officer. Mr. Bendheim has served as our President since 1988 and he was also appointed Chief Executive Officer in March 2014. He has been a director since 1984. Mr. Bendheim also serves as a member of the Compensation Committee. Mr. Bendheim joined us in 1969 and served as Chief Executive Officer from 1998 to 2002, as Chief Operating Officer from 1988 to 1998, as Executive Vice President and Treasurer from 1983 to 1988 and as Vice President and Treasurer from 1975 to 1983. Until 2017, Mr. Bendheim served on the Board of Directors of Empire Resources, Inc. Mr. Bendheim is also a past Chairman of the Animal Health Institute, an industry organization advocating for animal health issues, including efficient and effective FDA, USDA and EPA regulatory and approval processes. Mr. Bendheim, together with certain other family members, is a manager of BFI Co., LLC (“BFI”), an investment vehicle of the Bendheim family, with respect to the economic rights pertaining to shares of our stock owned by BFI. Mr. Bendheim has sole authority to vote shares of our stock owned by BFI. Mr. Bendheim is the father of Daniel M. Bendheim and Jonathan Bendheim. Mr. Bendheim is qualified to serve on our Board of Directors due to his many years of experience in the animal health industry and with our Company and his control over a majority of the voting rights in our common stock.
E. Thomas Corcoran	75	Mr. Corcoran has been a director since May 2008. Mr. Corcoran also serves as Chairman of the Audit Committee. Mr. Corcoran joined Fort Dodge Animal Health, a division of Wyeth, Inc., as its President in 1985. Wyeth was a research-based corporation with businesses focused on human health and animal health. Mr. Corcoran served on the

Name	Age	Principal Occupation and Business Experience

Management, the Operations, the Legal, and the Human Resources and Benefits committees of Wyeth until his retirement in March 2008. From 2008 until 2010, Mr. Corcoran was a member of the Board of Directors of AHI, Inc., a veterinary distribution company. From 2010 until 2016, Mr. Corcoran was a director of Putney, Inc., a pet pharmaceutical company. Mr. Corcoran also served as the Chairman of the Animal Health Institute, an industry organization advocating for animal health issues, including efficient and effective FDA, USDA and EPA regulatory and approval processes. Since 2009, Mr. Corcoran has served on the Board of Trustees of the University of South Alabama, where he is Chairman of the Finance and Budget committee.
Mr. Corcoran is a recipient of the Animal Pharm Lifetime Achievement Award, the Banfield Industry Leadership Award, the Lifetime Achievement Award from the American Veterinary Distributors Association and the Industry Leadership Award from the Kansas City Animal Health Corridor. Mr. Corcoran is a recipient of the Distinguished Alumni Award from the University of South Alabama. Mr. Corcoran is qualified to serve on our Board of Directors due to his extensive experience and executive leadership in the animal health industry.

Incumbent Class I Directors, Whose Terms Expire in 2023
Name	Age	Principal Occupation and Business Experience
Daniel M. Bendheim	50	Mr. Bendheim serves as a member of our Board of Directors and is our Executive Vice President, Corporate Strategy. Mr. Bendheim joined us in 1997. He was appointed Vice President of Business Development in 2001 and was later appointed President, Performance Products in 2004, and then Executive Vice President, Corporate Strategy in March 2014. He was elected as a director of Phibro in November 2013. Prior to joining us, Mr. Bendheim worked as an analyst at South Coast Capital, a boutique investment bank. Mr. Bendheim obtained a B.A. degree in political science with honors from Yeshiva University in 1993 and a J.D. degree with honors from Harvard Law School in 1996. Mr. Bendheim is a son of Jack C. Bendheim and, together with certain other family members, is a manager of BFI with respect to certain economic rights pertaining to shares of our stock owned by BFI. Mr. Bendheim is qualified to serve on our Board of Directors due to his extensive management experience in all facets of the animal health, mineral nutrition and performance products businesses during his tenure with the Company and his management role within BFI.
Jonathan Bendheim	46
Mr. Bendheim serves as a member of our Board of Directors and is President of our MACIE Region (which consists of the Middle East, Africa, the Commonwealth of Independent States, India and Europe), is the general manager of our operating plants in Israel and Ireland, and oversees Phibro’s global aquaculture and pHi-Tech businesses.
Mr. Bendheim joined Phibro in 2001 as a Manager for logistics and supply chain. In 2005, Mr. Bendheim was appointed Vice President of Sales and Business Development for our Israel operations. In 2008, he led the acquisition of Abic Biological Laboratories from Teva, and in 2009, he was appointed the Managing Director of our operations in

Name	Age	Principal Occupation and Business Experience

Israel. In 2011, his responsibilities were expanded to include oversight of all sales activities in the MACIE Region. Mr. Bendheim led the establishment of Phibro’s global aquaculture business in 2014 and founded Phibro’s pHi-Tech business unit in 2018.
Mr. Bendheim holds a B.A. degree in political science from Yeshiva University and an MBA from Columbia Business School. Mr. Bendheim is a son of Jack C. Bendheim. Mr. Bendheim is qualified to serve on our Board of Directors due to his extensive management experience in all facets of Phibro’s animal health and nutrition businesses during his tenure with the Company.

Sam Gejdenson	74	Mr. Gejdenson has been a director of Phibro since January 2004 and is a member of our Audit Committee and our Compensation Committee. Mr. Gejdenson is the Chairman of our Compensation Committee. Since 2001, Mr. Gejdenson has been involved in international trade through his own company, Sam Gejdenson International, where he has worked with various multi-national clients on projects in Europe, Asia and Africa. Mr. Gejdenson presently serves on the board of the National Democratic Institute and was formerly a Commissioner on the U.S. Commission for International Religious Freedom. From 1981 to 2001, Mr. Gejdenson served eastern Connecticut as a Congressman in the U.S. House of Representatives where he was the senior Democrat on the House International Relations Committee. In 1974, he was elected to the Connecticut House of Representatives, serving two terms. He received an A.S. degree from Mitchell College in New London, Connecticut in 1968 and a B.A. from the University of Connecticut in Storrs, Connecticut in 1970. Mr. Gejdenson is qualified to serve on our Board of Directors due to his understanding of our business from his service on our Board and his extensive knowledge of global business and governments around the world.
Incumbent Class II Directors, Whose Terms Expire in 2024
Name	Age	Principal Occupation and Business Experience
Gerald K. Carlson	79	Mr. Carlson serves as a member of our Board of Directors and was our Chief Operating Officer from March 2014 until June 2016. Mr. Carlson joined us as Chief Executive Officer in May 2002 and served in that position until his appointment as Chief Operating Officer. He has been a director since 2008. Prior to joining us, Mr. Carlson served as the Commissioner of Trade and Development for the State of Minnesota from 1999 to 2001. Prior to his retirement in 1998 after a thirty-two year career at Ecolab Inc., a global provider of cleaning and sanitation products, systems and services, Mr. Carlson served as Senior Vice President — Corporate Planning and Development, Senior Vice President of International and Senior Vice President and General Manager — Institutional North America. Mr. Carlson is qualified to serve on our Board of Directors due to his broad experience and track record in leading and building businesses, and his strong background in corporate strategy and business development.

Name	Age	Principal Occupation and Business Experience
Mary Lou Malanoski	65	Ms. Malanoski has been a director since May 2004. Ms. Malanoski is the Chief Financial Officer of S2K Partners Co. LLC and was the Chief Financial Officer of its predecessor entities, S2K Financial Holdings LLC and S2K Partners Holdings LLC, beginning in April 2016. Previously, Ms. Malanoski was an independent financial consultant from April 2015 until March 2016 and served as the acting Chief Financial Officer of Nina McLemore, LLC from June 2015 until December 2015. Ms. Malanoski served as Vice Chair and Chief Operating Officer at Morgan Joseph TriArtisan Group, Inc., an investment bank focused on mid-market companies, from March 2012 to March 2015. She joined Morgan Joseph TriArtisan Group, Inc. in July 2001 as a Managing Director and Chief Financial Officer, became Co-Head of Investment Banking in 2008, and served as Head of Investment Banking from March 2009 through March 2012. Ms. Malanoski also served on the board of directors of Morgan Joseph TriArtisan Group, Inc. from 2008 to 2021. From 1994 until 2001, Ms. Malanoski served as Managing Director and Chief Financial Officer of New Street Advisors LP, a private equity firm that she co-founded. Prior to 1994, Ms. Malanoski was a Managing Director at New Street Capital, the successor to the reorganized Drexel Burnham Lambert, where she began her career in the Corporate Finance Department. Ms. Malanoski serves on the board of directors and is a member of the audit committee and the nominating/ corporate governance committee of Getty Realty Corp., a real estate investment trust specializing in convenience stores, gasoline stations and related properties. In addition to her understanding of our business from her service on our Board of Directors, Ms. Malanoski brings to our Board substantial management, finance and investment banking experience.
Carol A. Wrenn	61
Ms. Wrenn has been a director since July 2010. Ms. Wrenn also serves as a member of the Audit Committee and the Compensation Committee. She is currently 50% owner of Aurora Borealis LLC, which operates online retail businesses. She was the founder and owner of Whitewater Advisors LLC, which provided consulting services to small businesses from 2017 through 2020. She was also the founder and owner of Sky River Helicopters, LLC, a company that provided helicopter charters, tours, commercial services, and lessons, from January 2010 until September 2015. She previously served as an Executive Vice President and the President of the Animal Health Division at Alpharma Inc., a human and animal pharmaceutical company, from November 2001 to June 2009. From April 2007 to April 2009, Ms. Wrenn also held the position of Chairman of the Animal Health Institute, an industry organization advocating for animal health issues, including efficient and effective FDA, USDA and EPA regulatory and approval processes.
From January 2002 to June 2009, she was an active member of the board of directors of the International Federation of Animal Health. Prior to joining Alpharma, Ms. Wrenn held various executive positions at Honeywell International Inc. (formerly AlliedSignal Inc.) from 1984 to 2001. She served as Business Director of Honeywell’s Refrigerants, Fluorine Products Division from 2000 to 2001 and was the Commercial Director and Managing Director of Honeywell’s European Fluorochemical operations based in Haasrode, Belgium from 1997 to 2000. Ms. Wrenn also held a number of positions in sales, marketing,

Name	Age	Principal Occupation and Business Experience
business development and finance during her tenure with AlliedSignal. Ms. Wrenn served as a director of Heska Corporation from January 2013 until May 2019. She holds a Bachelor’s Degree from Union College, an MBA from Lehigh University, and a DBA from California Southern University. Ms. Wrenn is qualified to serve on our Board of Directors due to her relevant industry and business experience.
Vote Required
The election of directors requires a plurality vote of the combined voting power of our Class A common stock and Class B common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon, voting together as one class, to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominees for election as a director.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE CLASS III NOMINEES NAMED ABOVE.

PROPOSAL TWO — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER
COMPENSATION
We became a public company in April 2014, and we have previously filed our proxy statements under the reduced reporting rules applicable to emerging growth companies. As of the close of our fiscal year ended June 30, 2019, we ceased to be an emerging growth company and, as we did at our 2019 annual meeting, we are offering our stockholders an opportunity to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement, pursuant to Section 14A of the Exchange Act, which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”) (commonly referred to as a “say-on-pay” vote). Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on executive compensation and other important matters and we expect to hold this vote on a triennial basis for the foreseeable future. The Board of Directors and the Compensation Committee will consider the voting results when making future compensation decisions.
As described under the heading “Compensation Discussion and Analysis” in this proxy statement, the primary objective of our executive compensation program is to retain and motivate our core team of highly qualified executives, including our named executive officers, and align their compensation with our business objectives and with the interests of our stockholders.
The Board encourages our stockholders to read the disclosures set forth in the “Compensation Discussion and Analysis” section of this proxy statement to review the correlation between compensation and performance, as well as compensation actions taken in our fiscal year ended June 30, 2022. The Board believes that our executive compensation program effectively aligns executive pay with our performance and results in the attraction and retention of talented executives who are critical to the Company’s success.
Accordingly, the Board unanimously recommends that our stockholders vote FOR the following resolution:
“RESOLVED, that the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby APPROVED on an advisory basis.”
Because the vote is advisory, it is not binding on management or the Board. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Compensation Committee and the Board intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Your vote will serve as an additional tool to guide the Compensation Committee and the Board in continuing to improve the alignment of our executive compensation programs with business objectives and performance and with the interests of our stockholders.
Vote Required
Approval, on an advisory basis, of the compensation paid to the named executive officers, as disclosed in the proxy statement for the Annual Meeting, requires the affirmative vote of a majority of the combined voting power of our Class A common stock and Class B common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon, voting together as one class. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL THREE — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee (“Audit Committee”) has selected PwC, an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending June 30, 2023. During our fiscal year ended June 30, 2022, PwC served as our independent registered public accounting firm and our Board has previously selected PwC to serve as our independent registered public accounting firm for the fiscal quarters ended September 30, 2022, December 31, 2022 and March 31, 2023. The engagement letter that we have entered into with PwC with respect to these fiscal quarters is subject to alternative dispute resolution procedures including, under certain circumstances, binding arbitration. A representative of PwC will be present at the Annual Meeting to make a statement if they desire to do so. They will also be available to answer appropriate questions from stockholders.
Notwithstanding the selection of PwC and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may select another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of Phibro Animal Health Corporation and its stockholders. At the Annual Meeting, our stockholders are being asked to ratify the selection of PwC as our independent registered public accounting firm for our fiscal year ending June 30, 2023. Our Audit Committee is submitting the selection of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance.
If our stockholders do not ratify the selection of PwC, our Board of Directors may reconsider the selection.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to Phibro by PwC for our fiscal years ended June 30, 2022 and 2021.
	2022	2021
	(In Thousands)
Audit Fees(1)	$4,240	$4,641
Audit-Related Fees(2)	—	—
Tax Fees(3)	764	584
All Other Fees(4)	6	6
Total Fees	$5,010	$5,231

(1)
Audit Fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, including the audited financial statements presented in our Annual Report on Form 10-K, review of financial statements in our Quarterly Reports on Form 10-Q and services that are normally provided by independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)
Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.

(3)
Tax Fees consist of fees for professional services for federal, state and international tax compliance, tax advice and tax planning.

(4)
All Other Fees consist of fees for permitted services other than those that meet the criteria above.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Pursuant to our Amended and Restated Audit Committee Charter, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. The Audit Committee pre-approved all services provided to us by PwC for the fiscal years ended June 30, 2022 and 2021.
Auditor Independence
Other than those professional services listed above, there were no other professional services provided by PwC in our fiscal year ended June 30, 2022. In addition, the Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding PwC’s communications with the Audit Committee concerning independence and has discussed with PwC its independence.
Vote Required
The ratification of the selection of PwC requires the affirmative vote of a majority of the combined voting power of our Class A common stock and Class B common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon, voting together as one class. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

CORPORATE GOVERNANCE
Controlled Company
BFI controls a majority of the combined voting power of our outstanding Class A common stock and Class B common stock. As a result, we are a “controlled company” under the Nasdaq stock market (“Nasdaq”) corporate governance standards. As a controlled company, exemptions under the standards free us from the obligation to comply with certain corporate governance requirements, including the requirements:
•
that a majority of our Board of Directors consists of “independent directors,” as defined under the rules of the Nasdaq;

•
that we have, to the extent applicable, a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•
that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•
for an annual performance evaluation of the corporate governance and nominating committee and compensation committee.

Since we have availed ourselves of the “controlled company” exemption under the Nasdaq rules, we do not have a Corporate Governance and Nominating Committee and our Compensation Committee is not composed entirely of independent directors. These exemptions do not modify the independence requirements for our Audit Committee, and we have complied with the requirements of Rule 10A-3 of the Exchange Act and the rules of Nasdaq, which require us to have an audit committee comprised of at least three members, all of whom are independent.
Structure of Our Board of Directors
Our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors currently consists of eight members. The total number of directors who constitute our Board of Directors may be set by resolution of our Board of Directors. Mr. Jack C. Bendheim serves as Chairman of our Board of Directors and our President and Chief Executive Officer.
Our Board of Directors is divided into three classes with staggered terms. Directors in a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the end of such three-year term and until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, removal, disqualification or retirement.
Mr. Daniel M. Bendheim, Mr. Jonathan Bendheim and Mr. Gejdenson are Class I Directors, whose terms expire at the 2023 annual meeting. Mr. Carlson, Ms. Malanoski and Ms. Wrenn serve as Class II Directors, whose terms expire at the 2024 annual meeting. Mr. Jack C. Bendheim and Mr. Corcoran serve as Class III Directors, whose terms expire at the 2022 annual meeting. The Class III Directors are current nominees for election for a term expiring at our 2025 annual meeting.
Director Independence
Because BFI controls a majority of the combined voting power of our outstanding Class A common stock and Class B common stock, we are a controlled company under the Nasdaq corporate governance standards. As a controlled company, we are exempt from the requirement under Nasdaq Rule 5605(a)(2) that a majority of our Board of Directors consists of “independent directors,” as defined under such rules. Nevertheless, our Board of Directors has reviewed the independence of the current members of the Board of Directors in accordance with the independence requirements of the applicable Nasdaq rules and has determined, based upon information provided by each director concerning his or her background, employment and affiliations, that Mr. Carlson, Mr. Corcoran, Mr. Gejdenson, Ms. Malanoski and Ms. Wrenn are “independent directors” under the relevant Nasdaq rules.
Board Leadership Structure
Mr. Jack C. Bendheim serves as our President and Chief Executive Officer and our Chairman of the Board. Our Board of Directors has carefully considered its leadership structure and believes at this time that Phibro and its stockholders are best served by having one person serve in all of these positions. We believe that combining the roles fosters accountability, effective decision-making and alignment between interests of the Board of Directors and management. Mr. Bendheim also is able to use the in-depth focus and perspective gained in his executive function to assist our Board of Directors in addressing both internal and external issues affecting Phibro.
Our Board of Directors has determined not to appoint one independent director to serve as lead independent director at this time. Our independent directors meet in regularly scheduled executive sessions without non-independent directors and at other times as necessary. We believe that our Board, which is comprised of a majority of independent directors, is highly independent, empowered and engaged. Our Board of Directors recognizes that depending on future circumstances, other leadership models may become more appropriate. Accordingly, our Board of Directors will continue to periodically review its leadership structure.
Meetings of the Board of Directors
During our fiscal year ended June 30, 2022, the Board of Directors held five meetings and each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. Each member of the Board of Directors was in attendance at our 2021 annual meeting.
Board Committees
Our Board of Directors has two standing committees: an Audit Committee and a Compensation Committee. Each of the committees reports to the Board of Directors as they deem appropriate, and as the Board of Directors may request. The composition, duties and responsibilities of these committees are set forth below. In the future, our Board of Directors may establish other committees, as it deems appropriate, to assist it with its responsibilities.
Audit Committee
The Audit Committee is responsible for, among other matters: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm their independence from management; (3) reviewing with our independent registered public accounting firm the scope and results of their audit; (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (5) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual consolidated financial statements that we file with the SEC; (6) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (7) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; (8) reviewing and approving related party transactions; and (9) oversight of our risk management process.
Our Audit Committee consists of Mr. Corcoran, Mr. Gejdenson and Ms. Wrenn, and Mr. Corcoran serves as chairman of the Audit Committee. Our Board of Directors has affirmatively determined that

Mr. Corcoran, Mr. Gejdenson and Ms. Wrenn meet the definition of “independent directors” for purposes of serving on an Audit Committee under applicable SEC and Nasdaq rules, and we fully comply with these independence requirements. In addition, our Board of Directors determined that Mr. Corcoran qualifies as our “audit committee financial expert,” as such term is defined in Item 407 of Regulation S-K. During our fiscal year ended June 30, 2022, the Audit Committee held four regularly scheduled meetings, and each member of the Audit Committee attended at least 75% of the total number of meetings held by the Audit Committee during the periods that he or she served on the Audit Committee.
Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our corporate website at www.pahc.com. Our website and the information contained thereon are not part of this proxy statement.
Compensation Committee
The Compensation Committee is responsible for, among other matters: (1) reviewing key employee compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of our directors, chief executive officer and other executive officers; (3) reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and (4) administering our stock plans and other incentive compensation plans, if any. The Compensation Committee may, from time to time, form subcommittees that may take such actions as are delegated to such subcommittees by the Compensation Committee.
Our Compensation Committee consists of Mr. Gejdenson, Mr. Jack C. Bendheim and Ms. Wrenn, and Mr. Gejdenson serves as the chairman of the Compensation Committee. As a controlled company, we are exempt from the requirements under the Nasdaq rules that require that we have a compensation committee that is composed entirely of independent directors. Nevertheless, our Board of Directors has affirmatively determined that Mr. Gejdenson and Ms. Wrenn meet the definition of “independent directors” under applicable Nasdaq rules. During our fiscal year ended June 30, 2022, the Compensation Committee held two meetings, and each member of the Compensation Committee attended at least 75% of the total number of meetings held by the Compensation Committee during the periods that he or she served on the Compensation Committee.
Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on our corporate website at www.pahc.com. Our website and the information contained thereon are not part of this proxy statement.
The Compensation Committee regularly reviews our executive compensation program to ensure that compensation is closely tied to aspects of our performance that our executive officers can impact and that are likely to have an impact on stockholder value. On an annual basis, our Compensation Committee evaluates the performance of our Chief Executive Officer and approves his compensation. Our Chief Executive Officer annually reviews the performance of our executive officers, including the named executive officers (other than himself), with our Compensation Committee and makes recommendations to our Compensation Committee with regard to each executive officer’s compensation (other than himself). Our Compensation Committee considers such recommendations when approving each executive officer’s compensation (other than the Chief Executive Officer). Our Compensation Committee annually evaluates the compensation of our directors in light of their duties and makes recommendations with regard to their compensation to our Board for approval.
Corporate Governance Guidelines
Our Board of Directors has documented the governance practices followed by Phibro by adopting the Corporate Governance Guidelines (the “Corporate Governance Guidelines”). The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to the Board’s responsibilities, the Board’s operations, director qualifications and the Board’s composition, director access to management and independent advisors, director compensation, director continuing education, executive succession planning and retention, the Board’s annual self-evaluation and stockholder access to the Board. The Corporate Governance Guidelines are available on our corporate website at www.pahc.com. Our website and the information contained thereon are not part of this proxy statement.

Considerations in Evaluating Director Nominees
All members of our Board of Directors are responsible for screening and recommending nominees for election as directors, including nominees recommended by stockholders of Phibro. When making recommendations regarding nominees to the Board, the Board of Directors will consider advice and recommendations from stockholders, management and others as they deem appropriate, and will also take into account the performance of incumbent directors in determining whether to recommend them to stand for re-election at the annual meeting of stockholders. Phibro seeks Board members who have skills, experience and backgrounds that are relevant to the key strategic and operational issues that they will oversee and approve. Director candidates are typically selected based on their integrity and character, sound, independent judgment, track record of accomplishment in leadership roles, as well as their professional and corporate expertise, skills and experience. Some of the factors that the Board of Directors will take into consideration when evaluating director candidates include: (i) the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual; (ii) the business or other relevant experience, skills and knowledge that the individual may have that will enable him or her to provide effective oversight of Phibro’s business; (iii) the fit of the individual’s skill set and personality with those of the other Board members so as to build a Board that works together effectively and constructively; and (iv) the individual’s ability to devote sufficient time to carry out his or her responsibilities as a director in light of his or her occupation and the number of boards of directors of other public companies on which he or she serves. While the Board of Directors does not have a formal diversity, policy related to the evaluation of nominees to the Board, diversity is a factor considered when identifying prospective nominees.
Board Diversity Matrix
The table below provides certain information with respect to the composition of our Board as of September 1, 2022. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).
Board Diversity Matrix (as of September 1, 2022)
Board Size:
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity:
Directors	2	6	—	—
Part II: Demographic Background — Directors who identify in any of the categories below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Risk Oversight
Our Board of Directors is currently responsible for overseeing our risk management process. The Board of Directors focuses on our general risk management strategy and the most significant risks facing us and ensures that appropriate risk mitigation strategies are implemented by management. The Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. Our Board of Directors has delegated to the Audit Committee oversight of our risk management process.
Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Code of Ethics
We have adopted a written Code of Business Conduct and Ethics (“Code of Business Conduct”), which applies to all of our directors, officers and other employees, including our principal executive officer and principal financial officer. In addition, we have adopted a written Code of Ethics for the Chief Executive Officer and Senior Financial Officers (“Code of Ethics”), which applies to our principal executive officer, principal financial officer and other designated members of our management. Our Code of Business Conduct and Code of Ethics are available on our corporate website at www.pahc.com. Our website and the information contained therein are not part of this proxy statement.
Director Compensation
The following table sets forth information regarding the amounts earned by or paid to our non-employee directors for their service as a director for the fiscal year ended June 30, 2022:
Name	Fees earned or paid in cash	Stock awards	Option awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation	Total
Gerald K. Carlson	$40,000	—	—	—	—	—	$40,000
E. Thomas Corcoran	50,000	—	—	—	—	—	50,000
Sam Gejdenson	60,000	—	—	—	—	—	60,000
Mary Lou Malanoski	40,000	—	—	—	—	—	40,000
Carol A. Wrenn	60,000	—	—	—	—	—	60,000
For the year ended June 30, 2022, Gerald K. Carlson, E. Thomas Corcoran, Sam Gejdenson, Mary Lou Malanoski and Carol A. Wrenn received compensation for their services on our Board of Directors. The non-employee members of the Board of Directors receive $40,000 annual cash compensation for their service as a director. The non-employee members of the Audit and Compensation Committees receive supplemental annual cash compensation of $10,000 for each committee on which they serve. We pay our directors on a quarterly basis. Directors have been and will continue to be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws, as well as the protection provided by director and officer liability insurance provided by us.
Messrs. Jack Bendheim and Daniel Bendheim serve on our Board of Directors and as President and Chief Executive Officer, and Executive Vice President, Corporate Strategy, respectively. Neither Jack Bendheim nor Daniel Bendheim received any additional compensation for their service on our Board of Directors.

Stockholder Recommendations for Nominations to the Board of Directors
You may propose director candidates for consideration by our Board of Directors. Any such recommendations should be set forth in a notice sent to the Corporate Secretary at our corporate headquarters and must include the information required by our amended and restated bylaws including information regarding your ownership of common stock of Phibro and the background and qualifications of your proposed director candidate and must otherwise comply with the stockholder proposal procedures set forth below under the heading “Stockholder Proposals or Nominations to be Presented at Next Annual Meeting.” Our amended and restated bylaws are available on the SEC’s website at www.sec.gov and were filed as an exhibit to our Form 10-Q filed on May 13, 2014.
Other Communications with the Board of Directors
Interested parties wishing to communicate with our Board of Directors or with an individual member or members of our Board of Directors in order to provide comments, to report concerns, or to ask a question may do so by writing to our Board of Directors or the particular member or members of our Board of Directors, and mailing the correspondence to our Corporate Secretary at Phibro Animal Health Corporation, Glenpointe Centre East, 3rd Floor, 300 Frank W. Burr Blvd., Suite 21, Teaneck, NJ 07666.
Communications will be distributed to the Board, or to any individual director as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request. You may also communicate online with our Board of Directors as a group on the Investor Relations portion of our corporate website at www.pahc.com. Our website and the information contained thereon are not part of this proxy statement.

EXECUTIVE OFFICERS
Set forth below is the name, age (as of September 16, 2022), current position and a description of the business experience of each of our executive officers:
Name	Age	Position
Jack C. Bendheim	75	Chairman of the Board of Directors, President and Chief Executive Officer
Damian Finio	52	Chief Financial Officer
Larry L. Miller	58	Chief Operating Officer
Rob Aukerman	64	President, North America Region
Daniel M. Bendheim	50	Director and Executive Vice President, Corporate Strategy
Thomas G. Dagger	64	Senior Vice President, General Counsel and Corporate Secretary
Anthony Andolino	53	Vice President Finance and Treasurer
Lisa A. Escudero	60	Senior Vice President, Human Resources
Background of Executive Officers
Set forth below is information about each of our executive officers and directors, their roles in the Company and their backgrounds:
Jack C. Bendheim, Chairman of the Board of Directors, President and Chief Executive Officer. Mr. Bendheim has served as our President since 1988 and he was also appointed Chief Executive Officer in March 2014. He has been a director since 1984. Mr. Bendheim also serves as a member of the Compensation Committee. Mr. Bendheim joined us in 1969 and served as Chief Executive Officer from 1998 to 2002, as Chief Operating Officer from 1988 to 1998, as Executive Vice President and Treasurer from 1983 to 1988 and as Vice President and Treasurer from 1975 to 1983. Until 2017, Mr. Bendheim also served on the board of directors of Empire Resources, Inc. Mr. Bendheim is also a past Chairman of the Animal Health Institute, an industry organization advocating for animal health issues, including efficient and effective FDA, USDA and EPA regulatory and approval processes. Mr. Bendheim, together with certain other family members, is a manager of BFI, with respect to the economic rights pertaining to shares of our stock owned by BFI. Mr. Bendheim has sole authority to vote shares of our stock owned by BFI. Mr. Bendheim is the father of Daniel M. Bendheim and Jonathan Bendheim.
Damian Finio, Chief Financial Officer. Mr. Finio has served as Chief Financial Officer since November 2020. Prior to joining us, Mr. Finio served as Chief Financial Officer and Corporate Secretary of Teligent, Inc., a publicly traded global manufacturer and distributor of topical pharmaceutical products in the United States and injectable pharmaceutical products in Canada since February 2018. Mr. Finio has over 30 years of financial management experience. From November 2015 through January 2018, Mr. Finio served as Chief Financial Officer of Virtus Pharmaceuticals LLC, a specialty pharmaceutical company covering a broad range of therapeutic areas. From August 2014 through November 2015, Mr. Finio was SVP Finance of Heritage Pharmaceuticals Inc. (now known as Avet Pharmaceuticals Inc.), a marketer of generic pharmaceutical products. Earlier in his career, Mr. Finio served as VP Finance of Daiichi Sankyo Pharma Development, CFO of West-Ward Pharmaceuticals (now known as Hikma), and spent nearly 14 years in a variety of financial roles of increasing responsibility at AstraZeneca. He began his career in public accounting at KPMG LLP. Mr. Finio has a Bachelor of Science in Accounting from The Pennsylvania State University and an MBA from the University of Delaware, and is an (inactive) Certified Public Accountant and (inactive) Certified Treasury Professional.
Larry L. Miller, Chief Operating Officer. Mr. Miller has served as our Chief Operating Officer since July 1, 2016. Mr. Miller joined us as President, Animal Health in May 2008. Prior to joining us, Mr. Miller was, from 2004 to 2008, Vice President of the Global Ruminant Business with Intervet/Schering-Plough Animal Health, which at that time was the largest animal health ruminant business in the world. From 1998 to 2004, Mr. Miller was General Manager for Schering-Plough’s Australia and New Zealand Animal Health businesses, which included a diversified portfolio of animal health and nutrition products for beef and dairy cattle, sheep, swine, poultry and companion animals. Mr. Miller held numerous roles in sales and marketing management during his 17 years with Schering-Plough, and prior to that with American Cyanamid Animal Health and Nutrition. He holds a B.S. degree in Animal Science from the University of Nebraska and an Executive MBA degree from the City University of New York. Mr. Miller is a member of the board of trustees of the University of Nebraska Foundation where he also serves on the Audit Committee and is also a member of the board of directors of the Nebraska Innovation Campus Development Corporation of the University of Nebraska-Lincoln.
Rob Aukerman, President, North America Region. Mr. Aukerman joined us in May of 2019 in his current role. From December 2017 to March of 2019, Mr. Aukerman served as President, Animal Nutrition and Health for PLAMAN Global Corporation. In June of 1992, Rob joined Elanco Animal Health and held several senior leadership positions within the company, including President of North American Commercial Operations, Vice President of New Business Strategy and Development, Area Director for the Pacific Rim and Senior Director of Global Marketing. Mr. Aukerman earned a bachelor’s degree in psychology from Asbury University, graduating magna cum laude. Mr. Aukerman currently serves as the financial secretary of the board of directors for the Hollow Rock Camp Meeting Association and on the Asbury University Alumni Board.
Daniel M. Bendheim, Director and Executive Vice President, Corporate Strategy. Mr. Bendheim joined us in 1997. He was appointed Vice President of Business Development in 2001 and was later appointed President, Performance Products in 2004, and then Executive Vice President, Corporate Strategy in March 2014. He was elected as a director of Phibro in November 2013. Prior to joining us, Mr. Bendheim worked as an analyst at South Coast Capital, a boutique investment bank. Mr. Bendheim obtained a B.A. degree in political science with honors from Yeshiva University in 1993 and a J.D. degree with honors from Harvard Law School in 1996. Mr. Bendheim is a son of Jack C. Bendheim and, together with certain other family members, is a manager of BFI with respect to certain economic rights pertaining to shares of our stock owned by BFI.
Thomas G. Dagger, Senior Vice President, General Counsel and Corporate Secretary. Mr. Dagger joined us in his current role in November 2006. Prior to joining us, Mr. Dagger served as in-house legal counsel for AT&T Corp., a major communications company, from 1992 to 2006, where most recently he was Law Vice President and Vice President and General Counsel for AT&T’s Teleport Communications Group Inc. subsidiary. In this role, he was responsible for legal support for all of AT&T’s U.S. network operations, R&D (AT&T Labs), worldwide customer care and business local services. Earlier in his career, Mr. Dagger was an associate at the law firm of Cleary, Gottlieb, Steen & Hamilton. Mr. Dagger obtained his A.B. degree summa cum laude from Duke University and his J.D. degree with honors from the University of Chicago Law School, where he served as Editor-in-Chief of the University of Chicago Law Review.
Anthony Andolino, Vice President Finance and Treasurer. Mr. Andolino joined us in October 2011 as our Controller, Corporate, Ethanol Performance Group and PhibroChem Divisions. He was promoted to Vice President, Finance and Treasurer in March 2018. From 2009 to 2011 he was Controller at Huntington Learning Centers, an educational service center. From 2007 to 2008, Mr. Andolino was an Assistant Controller at Mezz Cap, a financial management service company. Prior to his role at Mezz Cap, Mr. Andolino was a Controller and Director of Finance for Mercer Human Resources Consulting from 2004 to 2007. From 1991 to 2004, Mr. Andolino held various controller and finance positions at JD Edwards World Solution Company, The MONY Group and Deloitte & Touche. He holds a B.B.A. degree in Public Accounting from Pace University. He is a licensed Certified Public Accountant in the State of New Jersey.
Lisa A. Escudero, Senior Vice President, Human Resources. Ms. Escudero joined us in her current role in March 2017. From 2016 to 2017, she was Vice President of Human Resources for the New York Genome Center, a nonprofit biomedical research organization, where she led the human resources function. Prior to joining NYGC, she led the HR function for American Standard Brands, a plumbing fixture manufacturer, from 2008 to 2016, where she was a member of the leadership team. From 1990 to 2008, Ms. Escudero was Director of Human Resources for Merck & Co., a leading global pharmaceutical company, where she supported the research and manufacturing divisions. Prior to her role at Merck, Ms. Escudero was a research scientist for the Agricultural Chemical Group of FMC Corporation, a chemical manufacturing company, from 1982 to 1990. She holds a B.A. degree in Psychology from Rutgers University and an M.S. degree in Human Resources Management from the Rutgers University School of Management & Labor Relations.

COMPENSATION DISCUSSION & ANALYSIS
This Compensation Discussion and Analysis (CD&A) discusses our compensation policies and determinations that apply to our named executive officers. When we refer to our named executive officers (“NEOs”), we are referring to the following individuals whose compensation during our fiscal year ended June 30, 2022 is set forth in the Summary Compensation Table and subsequent compensation tables.
Name	Position
Jack C. Bendheim	Chairman, President and Chief Executive Officer
Damian Finio	Chief Financial Officer
Larry L. Miller	Chief Operating Officer
Rob Aukerman	President, North America Region
Daniel M. Bendheim	Executive Vice President, Corporate Strategy
While the discussion in the CD&A is focused on our NEOs, many of our executive compensation programs apply broadly across our executive ranks.
Executive Summary
Fiscal Year 2022 Business Highlights
During our fiscal year ended June 30, 2022, we had sales and adjusted EBITDA growth despite having faced several challenges, especially as related to the COVID-19 pandemic and the armed conflict between Russia and Ukraine. During our 2022 fiscal year (as compared to our fiscal year ended June 30, 2021) our:
•
net sales were $942 million, an increase of $109 million, or 13%;

•
net income was $49 million, a decrease of $5 million, or 10%;

•
diluted EPS was $1.21, a decrease of $0.13, or 10%;

•
adjusted EBITDA was $111 million, an increase of $3 million, or 3%; and

•
adjusted diluted EPS was $1.31, an increase of $0.04, or 3%.

For a reconciliation of adjusted EBITDA and adjusted net income, which are non-GAAP financial measures, to the most directly comparable GAAP financial measure, please see our earnings release for the fourth quarter and full year ended June 30, 2022 furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2022.
We have made the strategic decision to continue to accelerate our new product and other strategic initiatives to support future growth, recognizing the short-term impact on our financial results.

Key Fiscal Year 2022 Compensation Actions
The primary elements of our total direct compensation program for the NEOs and a summary of the actions taken by the Compensation Committee during our fiscal year ended June 30, 2022 are set forth below.
Compensation Component	Link to Business and Talent Strategies	Fiscal year ended June 30, 2022 Compensation Actions
Base Salary (Page 25)	• Competitive base salaries help attract and retain executive talent.
•
Messrs. Jack Bendheim, Finio, Miller and Daniel Bendheim received a merit-based salary increase of approximately 2.8% during our fiscal year ended June 30, 2022. Mr. Aukerman received a merit-based increase of approximately 3.1% during our fiscal year ended June 30, 2022.

Incentive Compensation (Page 25)	• Focus executives on achieving financial results that are key indicators of ongoing operational performance that are expected to drive stockholder value creation.	• An annual cash incentive award based on pre-determined financial performance criteria was earned by each of the NEOs for the fiscal year ended June 30, 2022.
Our Executive Compensation Philosophy
The Company requires top talent with a wide range of skills, experience and leadership qualities to lead the organization in support of our mission of healthy animals, healthy people and healthy world. In order to attract and retain the talent required to fulfill our mission and promote stockholder value, the Compensation Committee’s goal is to implement an executive compensation program built upon the following objectives:
•
Attracting and Retaining the Right Talent.   Executive compensation should be market-competitive in order to attract and retain highly motivated talent with a performance-driven mindset.

•
Pay for Performance.   A material portion of an executive’s target compensation should be at-risk and directly aligned with Company performance.

•
Alignment with Stockholder Interests.   Our executives’ interests should be aligned with stockholder interests.

We strongly emphasize a culture of pay for performance and our CEO’s total direct compensation over the preceding five years is indicative of this culture.

*
Total direct compensation (“TDC”) is the sum of base salary, annual cash incentive awards and equity incentive awards as reported in the Summary Compensation Table for each year. Stock price performance represents cumulative stockholder return (assuming reinvestment of dividends), based on a hypothetical, $100 investment in Phibro’s Class A common stock, the S&P 500, the Nasdaq Composite Index, the Russell 2000 Index and the S&P Pharmaceuticals Index on July 1, 2017.

In November 2019, we provided stockholders a non-binding, advisory vote to approve the compensation of our named executive officers (the “2019 say-on-pay vote”). At our 2019 annual meeting, our stockholders approved the compensation of our named executive officers with approximately 99% of votes supporting the proposal. In evaluating our executive compensation program, the Compensation Committee considered the results of the 2019 say-on-pay vote and numerous other factors as discussed in this CD&A. The Compensation Committee will continue to monitor and assess our executive compensation program and consider the outcome of our say-on-pay votes when making future compensation decisions for our named executive officers.
How We Determine Executive Compensation
Oversight Responsibilities for Executive Compensation
The table below summarizes the key oversight responsibilities for executive compensation.
Compensation Committee
•
Establishes executive compensation philosophy

•
Approves incentive compensation programs and performance goals for the annual management incentive plan (“MIP”)

•
Approves all compensation actions for the named executive officers

•
Independent committee members approve all compensation actions for the CEO outside of the CEO’s presence

CEO and Management
•
Management, including the CEO, develops preliminary recommendations regarding compensation matters with respect to all NEOs, other than the CEO, and provides these recommendations to the Compensation Committee, which makes the final decisions

• Responsible for the administration of the compensation programs once Compensation Committee decisions are finalized • CEO is not involved in any decision as to his own compensation
Use of Market Data
To obtain a broad view of competitive practices among industry peers and competitors for executive talent, management presents to the Compensation Committee data derived from the following national compensation surveys: Willis Towers Watson Compensation Survey, Mercer Life Sciences Survey and Mercer Executive Compensation Survey. The Compensation Committee does not review the specific companies included in these surveys and the data presented to the Compensation Committee is general and not specific to any particular subset of companies. The survey data is used as a reference point to assess the competitiveness of base salary, incentive targets, and total direct compensation awarded to the NEOs and as information on overall market practices. The Company’s philosophy is to provide base salary and variable cash compensation that is competitive with the median of the survey data, with appropriate adjustments above or below the median based on factors such as experience, time in role, individual contribution and accomplishments and market conditions.
Fiscal Year 2022 Named Executive Officer Compensation
Base Salary
Base salaries are a fixed amount paid to each executive for performing his or her normal duties and responsibilities. We determine the amount based on the executive’s overall performance, level of responsibility, comparison to survey data, as well as market trend and cost of living projections. Based on these criteria, our named executive officers received the following annual salaries in our fiscal year ended June 30, 2022:
	Fiscal year ended June 30, 2021 Base Salary	Increase (%)	Fiscal year ended June 30, 2022 Base Salary
Jack C. Bendheim	$2,125,000	2.8%	$2,185,000
Damian Finio	$450,000	2.8%	$462,375
Larry L. Miller	$618,000	2.8%	$634,995
Rob Aukerman	$450,000	3.1%	$463,950
Daniel M. Bendheim	$430,000	2.8%	$441,825
Management Incentive Plan (MIP)
Our annual MIP is a cash-based program that rewards employees for achieving critical business and financial goals that are key indicators of ongoing operational performance that will drive stockholder value creation. Goals are established at the beginning of each fiscal year and are reviewed and approved by the Compensation Committee. Target award opportunities vary by job level and can range from 10% to 50% of annual base salary. Where minimum threshold performance targets are satisfied, annual incentive payments can range from 50% to 150% of the target award opportunity, based on performance relative to goals as determined by the Compensation Committee.

The Compensation Committee reviews our target annual bonus opportunities each year to ensure they are competitive. The target annual incentive opportunity as a percent of annual base salary for each of our NEOs in fiscal year ended June 30, 2022, was as follows:
	Fiscal year ended June 30, 2022 Target Annual Incentive as Percent of Base Salary (%)	Fiscal year ended June 30, 2022 Target Annual Incentive ($)
Jack C. Bendheim	50%	$1,092,500
Damian Finio	50%	$231,188
Larry L. Miller	50%	$317,498
Rob Aukerman	40%	$185,580
Daniel M. Bendheim	50%	$220,913
In conjunction with management, the Compensation Committee undertakes a review and analysis to establish annual performance goals under the MIP. The performance levels are intended to be aggressive but realistic, such that achieving threshold levels would represent minimum acceptable performance and achieving maximum levels would represent outstanding performance. The target performance goals align with our annual Company performance goals and may be modified by Compensation Committee assessment of individual performance.
For our fiscal year ended June 30, 2022, the following were the goals and payout levels under the MIP applicable to Messrs. Jack Bendheim, Finio, Miller and Daniel Bendheim:
Metric	Weighting	Rationale for Metric	Payout Range (% of Target)
Sales	25%	Sales are reflective of top line performance and a key metric for our investors	50% – 150%
Adjusted EBITDA	75%	Earnings before Interest, Taxes, Depreciation and Amortization, adjusted for certain items including restructuring and acquisition related items, stock-based compensation costs and other unusual or non- operational items (Adjusted EBITDA) is reflective of our operating performance and a key metric for our investors	50% – 150%
For our fiscal year ended June 30, 2022, the following were the goals and payout levels under the MIP applicable to Mr. Aukerman:
Metric	Weighting	Rationale for Metric	Payout Range (% of Target)
Global Index	30%	This non-GAAP metric is the weighted average of certain sales and Adjusted EBITDA of our global animal health business. This figure is useful because it is reflective of the top line and operating performance of this key business which is an important contributor to our overall performance.	50% – 150%

Metric	Weighting	Rationale for Metric	Payout Range (% of Target)
North America Index	50%	This non-GAAP metric is the weighted average of sales and profitability generated by the North America business for which Mr. Aukerman has management responsibility. The sales and profitability measurements are based on regional sales, with profitability determined by deducting certain costs and operating expenses. Together, these figures are reflective of the overall financial performance of Mr. Aukerman’s area of responsibility.	50% – 150%
Personal Goals	20%	This metric is based upon key management goals that are agreed between Mr. Aukerman and his supervisor, Mr. Miller, at the start of the fiscal year and represent accomplishment or progress toward important strategic initiatives which will help ensure the future success of the Company’s business. For our fiscal year ended June 30, 2022, Mr. Aukerman’s personal goals related to new product launches and organizational development initiatives.	50% – 150%
In addition, Mr. Aukerman received a retention bonus of $105,000 during the fiscal year ended June 30, 2022.
The threshold, target and maximum performance and payout opportunities under the MIP for our fiscal year ended June 30, 2022 (subject to interpolation between points), along with the actual performance achieved and related payout percentage for Messrs. Jack Bendheim, Finio, Miller and Daniel Bendheim, are set forth below:
	Threshold	Target	Maximum	Actual(1)	% of Target Achieved	Payout %
Payout %	50%	100%	150%
Sales ($ millions)	$827	$871	$915	$942	108%	150%
Adjusted EBITDA ($ millions)	$103	$115	$121	$110	96%	81%
Weighted Average Payout: 98.13%

(1)
Certain unusual or one-time items of approximately $685,000 are excluded from Adjusted EBITDA used in calculating payments under the MIP.

The threshold, target and maximum performance and payout opportunities under the MIP for our fiscal year ended June 30, 2022 (subject to interpolation between points), along with the actual performance achieved and related payout percentage for Mr. Aukerman, are set forth below:
	Metric Weighting	Index Weighting	Threshold	Target	Maximum	Actual	% of Target Achieved	Payout %
Payout %			50%	100%	150%
Global Index	30%						99%	98%
Sales $(millions)		25%	$827	$871	$915	$942	108%	150%
Adjusted EBITDA $(millions)		75%	$103	$115	$121	$110	96%	81%
North America Index	50%						101%	107%
Sales $(millions)		25%	$405	$431	$452	$466	108%	150%
Profitability $(millions)		75%	$66	$74	$76	$73	99%	93%
Personal Goals(1)	20%		50%	100%	150%	110%	110%	110%
Weighted Average Payout: 104.96%

(1)
The level of achievement of Personal Goals is assigned a numerical value by the relevant employee’s supervisor based upon pre-defined levels of achievement related to the relevant key management goals and can range from 0 for goals that have not been met to 150 for achievement that exceeded the relevant goal. The Compensation Committee determined the fiscal year ended June 30, 2022 annual cash incentive awards for the NEOs using the following framework:

The annual cash incentive awards earned by our NEOs for the fiscal year ended June 30, 2022 were as follows.
	Target Annual Incentive Opportunity	Financial Performance Target Payout%	Annual Cash Incentive Payout	% of Target
Jack C. Bendheim	$1,092,500	100%	$1,055,000	96.57%
Damian Finio	$231,188	100%	$227,000	98.19%
Larry L. Miller	$317,498	100%	$320,000	100.79%
Rob Aukerman	$185,580	100%	$194,950	105.05%
Daniel M. Bendheim	$220,913	100%	$217,000	98.23%
The annual cash incentive awards paid are based on what is earned by each individual under the MIP and adjusted for any discretionary awards. Mr. Jack Bendheim allocated some of his earned incentive award to several of the other NEOs for the fiscal year ended June 30, 2022.
Equity Incentive Program
We believe that annual base salary, together with a wholly performance-based annual cash incentive opportunity, accomplishes our primary goal of attracting and retaining key talent. The Board is attentive to share usage and shareholder dilution and, at this time, we do not offer equity incentives as a regular component of the annual compensation program. Rather, we have used equity incentive awards in a limited but strategic manner to recruit, recognize and/or retain executives under specific circumstances. In addition, we believe our CEO’s current interest in BFI (as disclosed in the beneficial ownership table) is sufficient to support our objective of aligning executive and stockholder interests. No options or other equity awards were granted to any NEOs during the fiscal year ended June 30, 2022.
Other Compensation and Governance Matters
Employment Agreements
We have entered into employment agreements with Messrs. Jack Bendheim, Finio, Miller and Aukerman that provide that employment is at-will and describe the terms of their employment, including base salary and performance bonus opportunity and equity grants, as well as limited severance benefits. In addition, all of the NEOs are bound by customary intellectual property provisions, noncompete and nonsolicitation provisions, all of which generally apply during employment and thereafter (with the noncompete and nonsolicitation provisions applying during employment and the one-year period thereafter). For a description of the employment agreements, see “Executive Compensation — Individual Arrangements — Employment Agreements.”
Retirement Benefits
We offer our CEO certain other retirement benefits in order to encourage him to devote his career to the Company, in addition to the compensation components discussed above and the opportunity to participate in the same health and welfare and retirement plan benefits available to our United States employees generally. The other retirement benefits include participation in the following:
•
Retirement Health Care Plan:   We maintain a retirement health care plan under which we provide to Jack Bendheim and certain other persons retirement health care insurance coverage that is supplemental to Medicare benefits.

•
Executive Income Program:   In 1990, we entered into an executive income program to provide a pre-retirement death benefit and a retirement benefit to certain executives. As of June 30, 2022, Jack Bendheim is the only NEO who is a participant in this plan.

•
Retirement Income Plan:   In 1994, we adopted a non-qualified supplemental executive retirement plan as an incentive for certain executives. As of June 30, 2022, Jack Bendheim is the only NEO who is a participant in supplemental retirement plan.

•
1993 Split Dollar Agreement:   In 1993, we entered into a Split Dollar Agreement. Upon the death of Jack Bendheim or upon the cancellation of the policies or the termination of the Split Dollar Agreement, we have the right to be repaid the total amount we advanced toward payment of premiums. After repayment of the amount due to us, the remaining cash surrender value or the remaining death benefit is payable to a trust, the beneficiaries of which are the wife and children of Jack Bendheim including Mr. Daniel Bendheim.

For a description of the foregoing retirement arrangements, please see “Executive Compensation — Narrative Disclosure to the Summary Compensation Table — Pension and Other Retirement Plans” on page 34 of the proxy statement.
401(k) Plan
We maintain for the benefit of our United States employees a 401(k) Retirement and Savings Plan (the “401(k) Plan”), which is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Code. Our employees are eligible for participation in the 401(k) Plan without any waiting period.
Employees may make pre-tax contributions of up to the lesser of 60% of such employee’s compensation or the maximum amount permitted under the Code. Employees receive a matching contribution equal to 100% of the first 6% of an employee’s contribution plus a non-elective Company contribution of up to 4.5% of compensation, depending on the employee’s age and years of service, provided that such payments comply with mandatory non-discrimination testing. Participants are fully vested immediately in employer contributions. Distributions are generally payable in a lump sum after termination of employment, retirement, death, disability, plan termination, attainment of age 59 1∕2, disposition of substantially all of our assets or upon financial hardship. The plan also provides for loans to participants. The Summary Compensation Table discloses the amounts we contributed to the Company’s 401(k) Plan for our named executive officers.
Other Benefits
Pursuant to the terms of Jack Bendheim’s employment agreement, for fiscal year 2022, the Company was required to make payments up to an aggregate maximum cost of $450,000 for legal, audit and tax services for Jack Bendheim and his family and payments for members of his family for non-full-time employment and consulting arrangements and medical and other insurance coverage. Following the fiscal year ended June 30, 2022, on September 15, 2022, the Company increased the permitted aggregate maximum cost to $550,000 per annum.
Messrs. Finio, Miller and Aukerman are each entitled to an automobile allowance in the amounts disclosed in the Summary Compensation Table.
Insider Trading Policy
Under the Company’s Insider Trading Policy, senior personnel of the Company may not sell any equity security of the Company if such person either (a) does not own the security that is being sold or (b) fails to deliver the security against such sale within specified time frames. Furthermore, senior personnel may not purchase, sell or engage in any other transaction involving any derivative securities of the Company. A “derivative security” includes any option, warrant, convertible security, stock appreciation right or similar security (other than a security received pursuant to a Company compensatory or benefit program), with an exercise of conversion price or other value related to the value of any equity security of the Company.
Tax Deductibility Policy
The Compensation Committee considered the deductibility of compensation for federal income tax purposes in the design of the Company’s compensation programs. While the Company generally seeks to maintain the deductibility of the incentive compensation paid to its executive officers, the Compensation Committee retains the flexibility necessary to provide cash and equity compensation in line with competitive practices, its compensation philosophy and the best interests of stockholders, even if these amounts are not fully tax deductible.
Risk Assessment
The Compensation Committee, with the assistance of FW Cook, a nationally recognized executive compensation consulting firm, reviewed and evaluated the Company’s executive compensation practices and has concluded, based on this review, that any risks associated with such practices are not likely to have a material adverse effect on the Company. The determination primarily took into account the type of performance metrics used, incentive plan payout leverage, avoidance of uncapped rewards and the Compensation Committee’s oversight of all executive compensation programs.
Conclusion
It is the opinion of the Compensation Committee that the compensation policies and elements described above provide the necessary incentives to properly align our named executive officers’ performance with the interests of our stockholders while maintaining equitable and competitive executive compensation practices that enable us to attract and retain the highest caliber of named executive officers.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement, which will be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2022.
COMPENSATION COMMITTEE
Sam Gejdenson, Chair Jack C. Bendheim Carol A. Wrenn
The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the Commission and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION
The following sets forth all compensation awarded to our named executive officers.
Summary Compensation Table
The following table sets forth the total compensation that was paid to or accrued for the named executive officers for the fiscal years ended June 30, 2022, 2021 and 2020. The named executive officers for the fiscal year ended June 30, 2022 are (i) our Chairman of the Board, President and Chief Executive Officer, (ii) our Chief Financial Officer, (iii) our Chief Operating Officer, (iv) our President, North America Region and (v) our Executive Vice President, Corporate Strategy.
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Jack C. Bendheim Chairman of the Board, President, and Chief Executive Officer(1)	2022	$2,185,000	$—	$1,055,000	$44,670	$324,829	$3,609,499
	2021	$2,125,000	$—	$1,358,547	$312,847	$204,925	$4,001,319
	2020	$2,125,000	$100,000	$—	$611,420	$187,498	$3,023,918
Damian Finio Chief Financial Officer(6)	2022	$462,375	$—	$227,000	$—	$30,006	$719,381
	2021	$308,654	$150,000	$197,788	$—	$25,470	$681,912
Larry L. Miller Chief Operating Officer	2022	$634,995	$—	$320,000	$—	$43,826	$998,821
	2021	$618,000	$—	$395,097	$18,713	$42,364	$1,074,174
	2020	$618,000	$108,200	$—	$49,305	$43,800	$819,305
Rob Aukerman President, North America Region	2022	$463,950	$105,000	$194,950	$—	$43,540	$807,440
	2021	$450,000	$—	$214,800	$—	$37,717	$702,517
	2020	$450,000	$—	$104,400	$—	$51,479	$605,879
Daniel M. Bendheim Director and Executive Vice President, Corporate Strategy(7)	2022	$441,825	$—	$217,000	$—	$30,916	$689,741
	2021	$430,000	$—	$274,906	$22,895	$30,723	$758,524
	2020	$430,000	$75,300	$—	$106,601	$32,430	$644,331

(1)
Jack Bendheim also serves on the Board of Directors. He received no additional compensation for such service during the fiscal years ended June 30, 2022, 2021, and 2020.

(2)
Mr. Aukerman received a retention bonus of $105,000 during the fiscal year ended June 30, 2022, and Mr. Finio received a signing bonus of $150,000 for the fiscal year ended June 30, 2021. Messrs. Jack Bendheim, Miller and Daniel Bendheim received discretionary bonuses for the fiscal year ended June 30, 2020.

(3)
The amounts set forth in the Non-Equity Incentive Plan Compensation column for the fiscal years ended June 30, 2022, 2021 and 2020 represent cash incentives paid to each NEO in the respective fiscal year under the MIP. See Management Incentive Plan section of the CD&A for additional information.

(4)
In the case of Jack Bendheim, Change in Pension Value and Nonqualified Deferred Compensation Earnings for the fiscal year ended June 30, 2022, includes the aggregate change in (i) the actuarial present value of accrued pension benefits of $0 since the change in present value was negative, (ii) the actuarial present value of benefits under the Retirement Income Plan of $0 since the change in present value was negative, and (iii) the actuarial present value of benefits under the Executive Income Program of $44,670. For all other NEOs, Change in Pension Value and Nonqualified Deferred Compensation Earnings for the fiscal year ended June 30, 2022, includes only the aggregate change in the actuarial present value of accrued pension benefits, which was $0 for all since the change in present value was negative. See “— Pension and Other Retirement Benefits.”
(5)
All Other Compensation includes the value of the Company’s contributions to the 401(k) Plan (discussed below), automobile allowance and group term life insurance for our NEOs, as well as financial, tax planning and legal services provided to Jack Bendheim and certain members of his family. Pursuant to the terms of Jack Bendheim’s employment agreement, for fiscal year 2022, the Company was required to make payments up to an aggregate maximum cost of $450,000 per annum for legal, audit and tax services for Jack Bendheim and his family and payments for members of his family for non-full-time employment and consulting arrangements and medical and other insurance coverage. Following the fiscal year ended June 30, 2022, on September 15, 2022, the Company increased the permitted aggregate maximum cost to $550,000 per annum. See “All Other Compensation” below for further details on these amounts.

(6)
Mr. Finio joined the Company during the fiscal year ended June 30, 2022 assuming the role of Chief Financial Officer in November 2020.

(7)
Mr. Daniel Bendheim also serves on the Board of Directors. He received no additional compensation for such service during the fiscal years ended June 30, 2022, 2021 and 2020.

All Other Compensation
Name and Principal Position	Fiscal Year	Automobile Allowance	401(k) Plan Company Match	Group Term Life Insurance	Tax Planning Services	Legal Services	Accounting Services	Total ($)
Jack C. Bendheim	2022	$—	$31,350	$6,922	$204,142	$26,325	$56,090	$324,829
	2021	$—	$30,225	$8,652	$84,297	$33,655	$48,096	$204,925
	2020	$—	$29,700	$8,652	$100,380	$10,233	$38,533	$187,498
Damian Finio	2022	$5,550	$23,490	$966	$—	$—	$—	$30,006
	2021	$6,000	$18,866	$604	$—	$—	$—	$25,470
Larry L. Miller	2022	$12,363	$29,657	$1,806	$—	$—	$—	$43,826
	2021	$11,545	$29,013	$1,806	$—	$—	$—	$42,364
	2020	$13,149	$28,845	$1,806	$—	$—	$—	$43,800
Rob Aukerman	2022	$9,550	$31,218	$2,772	$—	$—	$—	$43,540
	2021	$9,370	$25,575	$2,772	$—	$—	$—	$37,717
	2020	$9,750	$38,957	$2,772	$—	$—	$—	$51,479
Daniel M. Bendheim	2022	$—	$29,950	$966	$—	$—	$—	$30,916
	2021	$—	$29,925	$798	$—	$—	$—	$30,723
	2020	$—	$31,800	$630	$—	$—	$—	$32,430
Narrative Disclosure to Summary Compensation Table
Our 2008 Incentive Plan (the “Equity Incentive Plan”) enables us to provide directors, officers, employees and consultants with opportunities to purchase Class A common shares pursuant to options that may be granted, and receive grants of restricted shares and other share-based awards granted, from time to time, by the Board of Directors or a committee approved by the Board. Stock options are designed to motivate executives to make decisions that focus on long-term stockholder value creation. The Equity Incentive Plan provides for grants of stock options, stock awards and other incentives of up to 6,630,000 shares of Class A common stock. Shares of Class A common stock available for grants as of June 30, 2022 were 5,081,620. No options or other equity awards were granted during the fiscal year ended June 30, 2022.
Grants of Plan-Based Awards in Fiscal Year 2022
The following table provides information concerning each award made in fiscal year 2022 to the named executive officers under any plan. We did not grant any plan-based equity or stock awards to our named executive officers during our fiscal year ended June 30, 2022.

	Estimated Future Payouts Under Non-Equity Incentive Plans(1)
Name	Threshold ($)	Target ($)	Maximum ($)
Jack C. Bendheim	$546,250	$1,092,500	$1,638,750
Damian Finio	$115,594	$231,188	$346,781
Larry L. Miller	$158,749	$317,498	$476,246
Rob Aukerman	$92,790	$185,580	$278,370
Daniel M. Bendheim	$110,456	$220,913	$331,369

(1)
These amounts represent threshold, target and maximum annual cash award opportunities for our 2022 fiscal year under the Management Incentive Plan (MIP). The amount actually paid to each NEO under the MIP is included as Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End
As of June 30, 2022, there were no outstanding equity awards held by our named executive officers.
Pension and Other Retirement Plans
The table set forth below sets forth information concerning the present value of benefits accumulated by the named executive officers from certain defined benefit plans of the Company. The terms of the plans are described below.
Name	Plan	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Jack C. Bendheim	Pension Plan	25.08	$1,427,587	$—
	Retirement Income Plan	26.30	$1,869,172	$—
	Executive Income Program	30.35	$385,499	$—
Damian Finio	Pension Plan	N/A	$—	$—
	Retirement Income Plan	N/A	$—	$—
	Executive Income Program	N/A	$—	$—
Larry L. Miller	Pension Plan	8.33	$276,287	$—
	Retirement Income Plan	N/A	$—	$—
	Executive Income Program	N/A	$—	$—
Rob Aukerman	Pension Plan	N/A	$—	$—
	Retirement Income Plan	N/A	$—	$—
	Executive Income Program	N/A	$—	$—
Daniel M. Bendheim	Pension Plan	19.00	$418,388	$—
	Retirement Income Plan	N/A	$—	$—
	Executive Income Program	N/A	$—	$—

(1)
With respect to the Pension Plan, Years of Service ceased to be recognized for purposes of determining benefit accrual amounts when the Pension Plan was frozen on September 30, 2016.

(2)
The valuation method as well as all relevant material assumptions used in calculating the present value of accumulated benefits are set forth in Note 11 — Employee Benefits — Domestic Pension Plan in the

Notes to the Consolidated Financial Statements for our fiscal year ended June 30, 2022 which are filed with our Annual Report on Form 10-K filed on August 24, 2022.
Pension Plan
We maintain for the benefit of our United States employees employed on or prior to December 31, 2013, a defined benefit pension plan qualified under Section 401(a) of the Code (the “Pension Plan”). Our employees are eligible for participation in the Pension Plan once they have attained age 21 and completed a year of service (which is a plan year in which the employee completes 1,000 hours of service). In July 2016, we amended the Pension Plan to eliminate credit for future service and compensation increases, effective as of September 30, 2016. The Pension Plan provides benefits equal to the sum of (a) 1.0% of an employee’s “average salary” plus 0.5% of the employee’s “average salary” in excess of the average of the employee’s social security taxable wage base, times years of service after July 1, 1989, plus (b) the employee’s frozen accrued benefit, if any, as of June 30, 1989 calculated under the Pension Plan formula in effect at that time. For purposes of calculating the portion of the benefit based on “average salary” in excess of the average wage base, years of service shall not exceed 35. “Average salary” for these purposes means the employee’s salary over the consecutive five-year period in the ten years preceding September 30, 2016 that produces the highest average. An employee becomes vested in his or her plan benefit once the employee completes five years of service with us. In general, benefits are payable after retirement or disability in the form of a 50%, 75% or 100% joint and survivor annuity, life annuity or life annuity with a five or ten year term certain. Benefits are also payable in the case of a qualifying early retirement (i.e., 55 years old and 10 years of service), with such benefits reduced based on the employee’s distance from normal retirement age (i.e., 65 years old). In some cases, benefits may also be payable under the Pension Plan in the event of an employee’s death.
Messrs. Jack Bendheim, Miller and Daniel Bendheim participate in the Pension Plan. Mr. Jack Bendheim is currently retirement eligible. Messrs. Miller and Daniel Bendheim do not currently qualify for early retirement or retirement. In some cases, benefits may also be payable under the Pension Plan in the event of an employee’s death.
Retirement Income Plan
In 1994, we adopted a non-qualified supplemental executive retirement plan as an incentive for certain executives (the “Retirement Income Plan”). The plan provides for (i) a Retirement Income Benefit, (ii) a Survivor’s Income Benefit, and (iii) a Deferred Compensation Benefit (each, as defined therein and described below). A grantor trust has been established to provide the benefits under such plan. Jack Bendheim is the only named executive officer that participates in the Retirement Income Plan.
The Retirement Income Benefit is determined based upon the participant’s salary, years of service and age at retirement. At present, it is contemplated that a benefit of 1% of Jack Bendheim’s eligible compensation will be accrued each year. The benefit is payable upon Jack Bendheim’s retirement (after age 65 with at least 10 years of service) in monthly installments over a 15-year period to Jack Bendheim or, in the event of his death, to his named beneficiary.
The Survivor’s Income Benefit is payable to the beneficiary of a participant who dies before having retired from the Company. For the Retirement Income Plan’s current participants, including Jack Bendheim, such benefit is equal to each participant’s annualized compensation at the time of death, capped at $1,500,000. At Jack Bendheim’s election, such benefit will be payable in 24 equal monthly installments.
Pursuant to the Deferred Compensation Benefit, a participant may elect each year to defer at least $3,000 but not more than $20,000 of his or her base salary in excess of $150,000. The deferred amount will earn interest at a rate that increases after five and ten years of participation in the Retirement Income Plan. Under certain circumstances, the Company matches the first $3,000 of the deferred amount. Participants may elect whether to have their deferred compensation account balances payable in a lump-sum or in monthly installments for any period between two to 15 years upon a termination of service, with the timing of such elections designed to comply with Section 409A of the Code. Such account balances become immediately payable upon a participant’s death.
As of June 30, 2022, Jack Bendheim has (i) an annual Retirement Income Benefit of $180,009 payable over a 15-year period, (ii) a Survivor’s Income Benefit of $1,500,000 payable in 24 equal monthly installments and (iii) a Deferred Compensation Benefit of $1,258,716.

Executive Income Program
In 1990, we entered into an Executive Income Program to provide a pre-retirement death benefit and a retirement benefit to certain executives. Jack Bendheim is the only named executive officer who participates in the Executive Income Program, which provides that, upon the executive’s retirement, at or after attaining age 65, we will make retirement payments to the executive during the executive’s life for 10 years or until the executive or the executive’s beneficiaries have received a total of 120 monthly payments. Participants have no claim against us other than as unsecured creditors. We intend to fund the payments using the cash value or the death benefit from the life insurance policies insuring each executive’s life.
Jack Bendheim currently participates in this plan and his annual retirement benefit is $30,000. Each policy also contains additional paid-up insurance and extended term insurance. On the death of the executive prior to the executive’s actual retirement date: (i) the first $1,000,000 of the death benefit is payable to the executive’s spouse or issue; (ii) the excess is payable to us up to the aggregate amount of premiums paid by us; and (iii) any balance is payable to the executive’s spouse or issue.
Retirement Health Care Plan
Under the Retirement Health Care Plan, we provide to Jack Bendheim and certain other persons retirement health care insurance coverage that is supplemental to Medicare benefits. Jack Bendheim is the only named executive officer who participates in the Retirement Health Care Plan. To be eligible, a person must have (i) been a corporate officer of the Company, reached the age of 65 and been employed by the Company for a minimum of 35 years; or (ii) been a corporate officer and director of the Company, reached the age of 65 and been hired by the Company prior to June 1, 2002; or (iii) been an employee of the Company who retired after reaching a minimum age of 75 as of October 1, 2007 with a minimum of 10 years of service to the Company; provided that in the case of (i) and (ii), such participants shall have eligibility deferred until such participant is no longer eligible for participation in the Company’s health care plan (excluding COBRA eligibility). The Company pays a portion of the premium costs for participants and for a participant’s spouse, during the lifetime of any such participant and for the lifetime of any person who was the spouse of a participant at the time of such participant’s death. No amounts attributable to the Retirement Health Care Plan are included in the foregoing table.
1993 Split Dollar Agreement
In 1993, we entered into a Split Dollar Agreement with David Butler and Gail Bendheim, as trustees under an Indenture of Trust dated August 12, 1993 (the “Trust”). This Agreement provides for the Trust to purchase and own life insurance policies on the life of Jack Bendheim in the aggregate face amount of $5,000,000 (plus additions). The premiums for such insurance are paid in part by the Trust (to the extent of the lesser of the P.S. 58 rates, or the insurers’ current published premium rate for annually renewable term insurance for standard risks) and in part by us (we pay the balance of the premiums not paid by the Trust). Upon the death of Jack Bendheim or upon the cancellation of the policies or the termination of the Agreement, we have the right to be repaid the total amount we advanced toward payment of premiums. To secure our right to be repaid, the Trust has assigned each policy to us as collateral. After repayment of the amount due to us, the remaining cash surrender value or the remaining death benefit is payable to the Trust, the beneficiaries of which are the wife and issue of Jack Bendheim. No amounts attributable to the 1993 Split Dollar Agreement are included in the foregoing table.
Nonqualified Deferred Compensation Plan
The following table shows the executive contributions, company contributions, earnings, withdrawals and distributions and account balances for the Company’s unfunded, unsecured deferred compensation plan, which is a component of the Retirement Income Plan.

Name	Executive Contributions In Last FY ($)	Company Contributions In Last FY ($)	Aggregate Earnings In Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At Last FYE ($)
Jack C. Bendheim	$—	$—	$75,073(1)	$—	$1,258,716(2)
Damian Finio	$—	$—	$—	$—	$—
Larry L. Miller	$—	$—	$—	$—	$—
Rob Aukerman	$—	$—	$—	$—	$—
Daniel M. Bendheim	$—	$—	$—	$—	$—

(1)
Represents the value of aggregate interest accrued on Jack Bendheim’s deferred compensation account for the fiscal year ended June 30, 2022.

(2)
Represents the total value of Jack Bendheim’s deferred compensation account balance as of the end of the Company’s fiscal year ended June 30, 2022.

Jack Bendheim did not make any contributions to his deferred compensation account during the Company’s fiscal year ended June 30, 2022, and the Company does not provide for above-market or preferential earnings on deferred compensation under the Retirement Income Plan. None of these amounts were previously reported in the Summary Compensation Tables in proxy statements for the Company’s previous fiscal years. Jack Bendheim made his last contribution to his deferred compensation account prior to the date that the Company became subject to the reporting requirements set forth under Item 402 of SEC Regulation S-K.
Individual Arrangements
Employment Agreements
We entered into an employment agreement with Jack C. Bendheim on March 12, 2008, which was amended and restated on March 27, 2014, whereby Jack Bendheim will serve as Chairman of the Board of Directors, President and, Chief Executive Officer of Phibro. Pursuant to Jack Bendheim’s employment agreement, his base salary is subject to periodic review and adjustment by Phibro and was set at $2,185,000 for our 2022 fiscal year. Pursuant to Jack Bendheim’s employment agreement, if performance goals pre-established by the Compensation Committee are satisfied, he has a target bonus opportunity of 50% of his base salary. The range of the bonus may be from 50% to 150% of the target bonus, which equates to 25% to 75% of Jack Bendheim’s base salary, based on performance relative to goals as determined by our Compensation Committee. There is zero payout if minimum thresholds are not met. Jack Bendheim receives a bonus of 50% of his base salary if the targets are 100% satisfied. Jack Bendheim’s salary and bonus are subject to adjustment with the approval of the Compensation Committee of the Board of Directors, with Jack Bendheim abstaining. Such employment is “at will,” subject to termination by either party, provided that Phibro shall provide 180 days’ written notice prior to terminating Jack Bendheim without “cause” (as defined below). Upon termination of employment or upon request, Jack Bendheim will be entitled to Phibro’s subscription rights for tickets to a New York sports team. Pursuant to the terms of Jack Bendheim’s employment agreement, he is entitled to the use of two cars at the Company’s expense and the ability to lease additional cars under the Company’s fleet program. Pursuant to the terms of Jack Bendheim’s employment agreement, for fiscal year 2022, we made payments for his family’s legal, audit and tax services, and payments for members of his family for non-full-time employment and consulting arrangements and medical and other insurance coverage up to an aggregate maximum cost of $450,000. Following the fiscal year ended June 30, 2022, on September 15, 2022, the Company increased the permitted aggregate maximum cost to $550,000 per annum.
If Jack Bendheim’s employment terminates due to death or disability, his estate shall be entitled to receive the Accrued Benefits (defined as earned but unpaid base salary, reimbursements of previously incurred business expenses and any other payments, benefits, or fringe benefits provided for under applicable compensation arrangements or benefit, equity or fringe benefit plans or programs) and six months of continued base salary payments. Upon a termination due to disability, he shall also be entitled to receive continued health care coverage for one year. Upon a termination without “cause” or voluntarily by Jack

Bendheim, he shall be entitled to receive (i) the Accrued Benefits and (ii) payment by the Company of premiums for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for a period of 18 months, provided that Phibro will not provide such coverage to the extent that it would incur excise taxes under the non-discrimination provisions of Patient Protection and Affordable Care Act of 2010 (“PPACA”). “Cause” is defined as Jack Bendheim’s (i) willful or repeated failure to substantially perform his duties to Phibro (other than a failure resulting from complete or partial incapacity due to physical or mental illness or impairment), (ii) material and willful violation of a federal or state law or regulation applicable to the business of Phibro or that adversely affects the image of Phibro, (iii) commission of a willful act that constitutes gross misconduct and is injurious to Phibro, or (iv) willful breach of a material provision of the employment agreement. Jack Bendheim will be required to sign a customary release prior to receiving any benefits in addition to the Accrued Benefits. Jack Bendheim is also bound by customary confidentiality, noncompete, nonsolicitation, nondisparagement, intellectual property and cooperation provisions, which generally apply during employment and thereafter (with the noncompete and nonsolicitation provisions applying during employment and the one-year period thereafter). Jack Bendheim’s employment agreement also includes an arbitration clause for the settlement of all disputes arising therein.
We entered into an employment agreement with Damian Finio in September 2020, whereby Mr. Finio will serve as our Chief Financial Officer. Pursuant to his employment agreement, for our 2022 fiscal year, Mr. Finio received a base salary of $462,375, which is subject to periodic review by Phibro, and a bonus opportunity with a target payout of 50% of his base salary and a maximum payout of 75% of his base salary. Pursuant to his employment agreement, Mr. Finio is entitled to a Company leased vehicle under the Company’s fleet program or a car allowance of $800 per month. Pursuant to the severance protection letter agreement with Mr. Finio, in the event of a termination without “cause” (defined substantially the same as in Jack Bendheim’s employment agreement) or his resignation with “good reason,” he would be entitled to receive a lump sum payment of 100% of his annual base salary in effect at the time of termination, plus a pro rata portion of his bonus. “Good Reason” is defined in Mr. Finio’s severance protection letter agreement as (i) a material adverse change in his duties, responsibilities or authority (including status, office, title, reporting relationships or working conditions), or (ii) a relocation of his principal place of employment more than 50 miles from Teaneck, New Jersey without his consent; provided, that in both cases, Mr. Finio must notify us within 30 days of either such occurrence and we shall have 30 days to cure such occurrence. Mr. Finio will be required to sign a customary release prior to receiving such severance payments. Mr. Finio is bound by customary confidentiality, noncompete, nonsolicitation and intellectual property provisions, which generally apply during employment and thereafter (with the noncompete and nonsolicitation provisions applying during employment and the one-year period thereafter).
We entered into an employment agreement with Larry L. Miller in May 2008, amended in December 2009 and December 2011, whereby Mr. Miller currently serves as our Chief Operating Officer. Pursuant to Mr. Miller’s employment agreement, for our 2022 fiscal year, he received a base salary of $634,995, which is subject to periodic review by Phibro, and a target bonus opportunity of 50% of his base salary. Pursuant to his employment agreement, Mr. Miller is entitled to a vehicle paid for by the Company or a car allowance of $800 per month. Mr. Miller’s employment agreement provides that in the event of a termination without “cause” (defined substantially the same as in Jack Bendheim’s employment agreement) or his resignation with “good reason,” he would be entitled to receive a lump sum payment of 100% of his annual base salary in effect at the time of termination, plus a pro rata portion of his bonus. “Good Reason” is defined in Mr. Miller’s employment agreement as (i) a material adverse change in his duties, responsibilities or authority (including status, office, title, reporting relationships or working conditions), or (ii) a relocation of his principal place of employment more than 50 miles from Teaneck, New Jersey without his consent; provided, that in both cases, Mr. Miller must notify us within 90 days of either such occurrence and we shall have 30 days to cure such occurrence. Mr. Miller will be required to sign a customary release prior to receiving such severance payments. Mr. Miller is bound by customary confidentiality, noncompete, nonsolicitation and intellectual property provisions, which generally apply during employment and thereafter (with the noncompete and nonsolicitation provisions applying during employment and the one-year period thereafter).
We entered into an employment agreement with Rob Aukerman in May 2019, whereby Mr. Aukerman serves as our President, North America Region. Pursuant to Mr. Aukerman’s employment agreement, for our 2022 fiscal year, he received a base salary of $463,950, which is subject to periodic review by Phibro, and a bonus opportunity with a target payout of 40% of his base salary. Mr. Aukerman’s employment agreement provides that he receive a minimum bonus payment under the MIP of $50,000 for our 2022 fiscal year. In addition, Mr. Aukerman received a retention bonus of $105,000 during the fiscal year ended June 30, 2022. Pursuant to his employment agreement, Mr. Aukerman receives a vehicle allowance of $800 per month. Mr. Aukerman is bound by customary confidentiality, noncompete, nonsolicitation and intellectual property provisions, which generally apply during employment and thereafter (with the noncompete and nonsolicitation provisions applying during employment and the one-year period thereafter).
Daniel M. Bendheim does not have an employment agreement with the Company. Mr. Daniel Bendheim is bound by customary noncompete, nonsolicitation and intellectual property provisions, which generally apply during employment and thereafter (with the noncompete and nonsolicitation provisions applying during employment and the one-year period thereafter).
Potential Payments Upon Termination or a Change in Control
The following table estimates the dollar value of the additional payments and benefits the named executive officers would have been entitled to receive under the applicable plans and/or arrangements, assuming the triggering event occurred on June 30, 2022. These amounts are in addition to what would otherwise be payable in the event the named executive officer retired.

Name	Type of Payment	Good Reason Termination ($)(1)	Involuntary Termination Without Cause ($)	Involuntary Termination With Cause ($)	Death ($)	Disability ($)
Jack C. Bendheim	Cash Severance(2)	$—	$—	$—	$1,092,500	$1,092,500
	Healthcare Coverage(3)	$31,647	$31,647	$—	$—	$21,098
	Equity Incentives	$—	$—	$—	$—	$—
	Long-Term Cash	$—	$—	$—	$—	$—
	Car Allowance	$—	$—	$—	$—	$—
	Total	$31,647	$31,647	$—	$1,092,500	$1,113,598
Damian Finio	Cash Severance(4)	$689,375	$689,375	$—	$—	$—
	Healthcare Coverage	$—	$—	$—	$—	$—
	Equity Incentives	$—	$—	$—	$—	$—
	Long-Term Cash	$—	$—	$—	$—	$—
	Car Allowance	$—	$—	$—	$—	$—
	Total	$689,375	$689,375	$—	$—	$—
Larry L. Miller	Cash Severance(5)	$954,995	$954,995	$—	$—	$—
	Healthcare Coverage	$—	$—	$—	$—	$—
	Equity Incentives	$—	$—	$—	$—	$—
	Long-Term Cash	$—	$—	$—	$—	$—
	Car Allowance	$—	$—	$—	$—	$—
	Total	$954,995	$954,995	$—	$—	$—
Rob Aukerman	Cash Severance	$—	$—	$—	$—	$—
	Healthcare Coverage	$—	$—	$—	$—	$—
	Equity Incentives	$—	$—	$—	$—	$—
	Long-Term Cash	$—	$—	$—	$—	$—
	Car Allowance	$—	$—	$—	$—	$—
	Total	$—	$—	$—	$—	$—
Daniel M. Bendheim	Cash Severance	$—	$—	$—	$—	$—
	Healthcare Coverage	$—	$—	$—	$—	$—
	Equity Incentives	$—	$—	$—	$—	$—
	Long-Term Cash	$—	$—	$—	$—	$—
	Car Allowance	$—	$—	$—	$—	$—
	Total	$—	$—	$—	$—	$—

(1)
Amounts reported in this column reflect voluntary resignation scenario for Jack Bendheim.

(2)
Upon termination due to death or disability, Jack Bendheim is entitled to receive six months continued base salary.

(3)
Upon voluntary resignation or termination without cause, Jack Bendheim is entitled to receive COBRA continuation coverage for a period of 18 months. Upon termination due to disability, Jack Bendheim is entitled to continue to receive his health and life insurance benefits then in effect under the Company’s plans for a period of one year.

(4)
Upon a termination for good reason or without cause, Mr. Finio is entitled to receive one year of base salary and a pro-rated portion of his annual bonus for the year of termination subject to year-to-date results through the most recently completed calendar month.

(5)
Upon a termination for good reason or without cause, Mr. Miller is entitled to receive one year of base salary and a pro-rated portion of his annual bonus for the year of termination subject to year-to-date results through the most recently completed calendar month.

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Mr. Jack C. Bendheim, our Chairman, President and Chief Executive Officer during our fiscal year ended June 30, 2022. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.
For purposes of identifying the median employee from our fiscal year ended June 30, 2022, employee population base of approximately 1,845 employees, we considered annualized base salary for all full and part-time employees employed as of June 30, 2022. We selected base pay as it represents the principal form of compensation delivered to all of our employees and is readily available in each country.
For our fiscal year ended June 30, 2022,
•
The median of the annual total compensation of all our employees, other than Mr. Bendheim, was $50,194.

•
Mr. Bendheim’s annual total compensation, as reported in the Total column of our Summary Compensation Table, was $3,609,499.

•
Based on this information, the ratio of the annual total compensation of Mr. Bendheim to the median of the annual total compensation of all employees is estimated to be 72 to 1

We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Registration Rights Agreements
We are party to a registration rights agreement with BFI (the “BFI Registration Rights Agreement”). The BFI Registration Rights Agreement grants BFI and certain of its transferees the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act shares of Class A common stock, including shares of Class A common stock received upon conversion of shares of Class B common stock.
Demand Registration.   At any time we are eligible to use Form S-3, BFI has the ability to require us to register shares of Class A common stock under the Securities Act and if we do not have an effective registration statement on Form S-3, BFI has the ability to require us to register shares of Class A common stock under the Securities Act as long as the anticipated aggregate offering price is at least $10,000,000.
Piggyback Rights.   BFI has the ability to exercise certain piggyback registration rights in respect of shares of Class A common stock held by them in connection with registered offerings initiated by us.
Employment Arrangements
Certain relatives of Jack C. Bendheim provided services to us as employees or consultants and received aggregate compensation and benefits of $2.2 million for the year ended June 30, 2022. The amounts primarily included compensation and benefits for Daniel M. Bendheim, Director and Executive Vice President, Corporate Strategy; Jonathan Bendheim, Director and President MACIE Region and General Manager, Phibro Israel; Etan Bendheim, former Vice President — Hannibal Bio-Tech, LLC; and Dr. Zev Jacobson, Human Pharma Liaison.
Indemnification Agreements
We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.
Policies and Procedures With Respect to Related Party Transactions
Our policy with respect to the sale, lease or purchase of assets or property of any related party is that such transaction should be on terms that are no less favorable to us or our subsidiary, as the case may be, than those that could reasonably be obtainable at such time in a comparable arm’s length transaction from an unrelated third party. Our senior credit facility includes a similar restriction on us and our restricted subsidiaries with respect to the sale, purchase, exchange or lease of assets, property or services, subject to certain limitations as to the applicability thereof.
We have adopted written policies and procedures whereby our Audit Committee is responsible for reviewing and approving related party transactions and reviewing and investigating any potential conflicts of interest. In addition, our Code of Ethics and Code of Business Conduct requires that all of our employees and directors inform the Company of any material transaction or relationship that comes to their attention that could reasonably be expected to create a conflict of interest. Further, at least annually, each director and executive officer must complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a director or a related person has a direct or indirect material interest.

AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed with management Phibro’s audited consolidated financial statements. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under the rules adopted by the PCAOB. In addition, the Audit Committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm’s audit, the results of its examinations and the overall quality of Phibro’s financial reporting.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.
Based on the review and discussions referred to above, the Audit Committee recommended to Phibro’s Board of Directors that Phibro’s audited consolidated financial statements be included in Phibro’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022.
AUDIT COMMITTEE
E. Thomas Corcoran, Chair
Sam Gejdenson
Carol A. Wrenn
The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing of Phibro under the Securities Act or the Exchange Act, except to the extent that Phibro specifically incorporates such information by reference in such filing and shall not otherwise be deemed “filed” under either the Securities Act or the Exchange Act or considered to be “soliciting material.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows information about the beneficial ownership of our Class A common stock and Class B common stock, as of September 9, 2022 by:
•
each person known by us to beneficially own 5% or more of our outstanding Class A common stock or our outstanding Class B common stock;

•
each of our directors and named executive officers; and

•
all of our directors and executive officers as a group.

The numbers listed below are based on 20,337,574 shares of our Class A common stock outstanding as of September 9, 2022 and 20,166,034 shares of our Class B common stock outstanding as of September 9, 2022. The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.
Name and Address of Beneficial Owner(1)	Number of shares beneficially owned		Percentage of class owned		Percentage total equity interest(2)	Percentage total voting power(3)
	Class A	Class B	Class A	Class B
5% Stockholders:
BFI Co., LLC(4)	59,480	20,166,034	*	100%	49.9%	90.9%
BlackRock, Inc.(5)	3,585,994	—	17.6%	—	8.9%	1.6%
The Vanguard Group(6)	2,277,665	—	11.2%	—	5.6%	1.0%
Fiduciary Management, Inc.(7)	1,596,416	—	7.9%	—	3.9%	*
Pzena Investment Management, LLC(8)	1,407,675	—	6.9%	—	3.5%	*
Named Executive Officers and Directors:(9)
Jack C. Bendheim(4)(10)	59,480	20,166,034	*	100%	49.9%	90.9%
Damian Finio	—	—	*	—	*	*
Rob Aukerman	—	—	*	—	*	*
Larry L. Miller	30,000	—	*	—	*	*
Daniel M. Bendheim	—	—	*	—	*	*
Jonathan Bendheim	—	—	*	—	*	*
Gerald K. Carlson	—	—	*	—	*	*
E. Thomas Corcoran	20,000	—	*	—	*	*
Sam Gejdenson	—	—	*	—	*	*
Mary Lou Malanoski	—	—	*	—	*	*
Carol A. Wrenn	1,000	—	*	—	*	*
Executive Officers and Directors as a Group (14 persons)	110,480	20,166,034	*	100%	50.0%	90.9%

*
Indicates less than 1%

(1)
A “beneficial owner” of a security is determined in accordance with Rule 13d-3 of the Exchange Act and generally means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares:

•
voting power that includes the power to vote, or to direct the voting of, such security; and/or

•
investment power that includes the power to dispose, or to direct the disposition of, such security. Unless otherwise indicated, each person named in the table above has sole voting and investment power, or shares voting and investment power with his spouse (as applicable), with respect to all shares of stock listed as owned by that person. Shares issuable upon the exercise of options exercisable on September 9, 2022, or within 60 days thereafter are considered outstanding and to be beneficially owned by the person holding such options for the purpose of computing such person’s percentage beneficial ownership but are not deemed outstanding for the purposes of computing the percentage of beneficial ownership of any other person.

(2)
Percentage total equity interest represents equity interests with respect to all shares of our Class A common stock and Class B common stock combined together as a single class. Holders of Class A common stock and Class B common stock are entitled to receive equally, on a per share basis, any dividends or distributions that may be declared by the Board of Directors on our shares of common stock. Any disparate dividend or distribution per share of Class A common stock or Class B common stock may only be declared by the Board of Directors if such disparate dividend or distribution is approved in advance by the affirmative vote of the Class A common stock and Class B common stock, each voting separately as a class.

(3)
Percentage total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, voting together as a single class. Each holder of Class B common stock is entitled to ten votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis upon written notice to the transfer agent.

(4)
Mr. Jack C. Bendheim has sole authority to vote shares of our stock owned by BFI and, together with certain other family members, is the manager of BFI with respect to the economic rights pertaining to shares of our stock owned by BFI. The address of BFI is c/o Jack C. Bendheim, Class A Manager, Phibro Animal Health Corporation, Glenpointe Centre East, 3rd Floor, 300 Frank W. Burr Blvd., Suite 21, Teaneck, NJ 07666. The address of Mr. Bendheim is c/o Phibro Animal Health Corporation, Glenpointe Centre East, 3rd Floor, 300 Frank W. Burr Blvd., Suite 21, Teaneck, NJ 07666.

(5)
Based solely on a Schedule 13G filed with the SEC on January 27, 2022, by Blackrock Inc. Blackrock Inc. maintains sole voting power for 3,365,560 of the shares reported and sole dispositive power for 3,585,994 of the shares reported. The number of shares of Class A common stock held by Blackrock Inc. may have changed since the filing of the Schedule 13G. Blackrock Inc. lists its address as 55 East 52nd Street, New York, NY 10055.

(6)
Based solely on a Schedule 13G filed with the SEC on February 10, 2022, by The Vanguard Group. The Vanguard Group maintains sole voting power for none of the shares reported, shared voting power for 38,691 of the shares reported, sole dispositive power for 2,222,954 of the shares reported and shared dispositive power for 54,711 of the shares reported. The number of shares of Class A common stock held by The Vanguard Group may have changed since the filing of the Schedule 13G. The Vanguard Group lists its address as 100 Vanguard Blvd., Malvern, PA 19355.

(7)
Based solely on a Schedule 13G filed with the SEC on February 11, 2022, by Fiduciary Management, Inc. Fiduciary Management, Inc. maintains sole voting power for 1,378,883 of the shares reported, and sole dispositive power for 1,596,416 of the shares reported. The number of shares of Class A common stock held by Fiduciary Management, Inc. may have changed since the filing of the Schedule 13G. Fiduciary Management, Inc. lists its address as 100 East Wisconsin Avenue, Suite 2200, Milwaukee, WI 53202.

(8)
Based solely on a Schedule 13G filed with the SEC on January 21, 2022, by Pzena Investment Management, LLC. Pzena Investment Management, LLC maintains sole voting power for 1,054,959 of the shares reported, and sole dispositive power for 1,407,675 of the shares reported. The number of shares of Class A common stock held by Pzena Investment Management, LLC may have changed since the filing of the Schedule 13G. Pzena Investment Management, LLC lists its address as 320 Park Avenue, 8th Floor, New York, NY 10022.

(9)
The address of each of our Named Executive Officers and directors is c/o Phibro Animal Health Corporation, Glenpointe Centre East, 3rd Floor, 300 Frank W. Burr Blvd., Suite 21, Teaneck, NJ 07666.

(10)
Includes 59,480 shares of Class A common stock held by BFI and 20,166,034 shares of Class B common stock held by BFI.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of June 30, 2022, with respect to the shares of our Class A common stock that may be issued under our existing equity compensation plans.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	—	—	5,081,620
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	5,081,620
STOCKHOLDERS PROPOSALS OR NOMINATIONS TO BE PRESENTED AT
NEXT ANNUAL MEETING
Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our proxy statement for the 2023 annual meeting of stockholders. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a- 8(b)(2), to our Corporate Secretary at our principal executive offices no later than the close of business on May 22, 2023, which is the date that is 120 days before the one year anniversary of the first mailing of this proxy statement.
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal, including a nomination of a person for election the Board of Directors, before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is a proper matter for stockholder action under Delaware law and must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder who (i) is a stockholder of record of Phibro (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed or such nomination or nominations are made, only if such beneficial owner is the beneficial owner of shares of Phibro) both at the time such stockholder delivers such notice to our Corporate Secretary and on the record date for the determination of stockholders entitled to vote at the annual meeting of stockholders, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in our amended and restated bylaws. The relevant notice provisions in our amended and restated bylaws states that to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing and in the form prescribed by our amended and restated bylaws to our Corporate Secretary at the principal executive offices of Phibro. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of Phibro, not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting, which for purposes of the 2023 annual meeting shall be August 9, 2023, nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting, which for purposes of the 2023 annual meeting shall be July 10, 2023.
In the event that we hold our 2023 annual meeting of stockholders more than 30 days before or more than 70 days after the one year anniversary of the Annual Meeting, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us.

OTHER MATTERS
2022 Annual Report and SEC Filings
Our consolidated financial statements for our fiscal year ended June 30, 2022, are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Phibro Animal Health Corporation, Attention: Investor Relations, Glenpointe Centre East, 3rd Floor, 300 Frank W. Burr Blvd., Suite 21, Teaneck, NJ 07666.
*   *   *
The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
THE BOARD OF DIRECTORS
Teaneck, New Jersey
September 16, 2022

ANNUAL MEETING OF STOCKHOLDERS OFPHIBRO ANIMAL HEALTH CORPORATIONNovember 7, 2022NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:The Notice of Meeting, Proxy Statement and Proxy Cardare available at http://www.astproxyportal.com/ast/18918/Please sign, date and mailyour proxy card in theenvelope provided as soonas possible.Signature of Stockholder Date: Signature of Stockholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method.1. Election of Class III Directors:O Jack C. BendheimO E. Thomas Corcoran2. Approval, on an advisory basis, of the compensation paid to thenamed executive officers, as disclosed in the proxy statement.3. Ratification of the selection of PricewaterhouseCoopers LLP asthe Company’s independent registered public accounting firm forthe fiscal year ending June 30, 2023.In their discretion, the proxies are authorized to vote upon such other business asmay properly come before the Annual Meeting.This proxy when properly executed will be voted as directed herein by theundersigned stockholder.If no direction is made, this proxy will be voted “FOR ALL NOMINEES” inProposal 1, “FOR” Proposal 2, and “FOR” Proposal 3.TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THEREVERSE SIDE OF THIS CARDFOR AGAINST ABSTAINFOR ALL NOMINEESWITHHOLD AUTHORITYFOR ALL NOMINEESFOR ALL EXCEPT(See instructions below)INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here:NOMINEES:THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE CLASS III NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE xPlease detach along perforated line and mail in the ------------------ e n v e l o p e p r o v i d e d . ----------------20230300000000001000 3 110722MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.GO GREENe-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxymaterial, statements and other eligible documents online, while reducing costs, clutter andpaper waste. Enroll today via www.astfinancial.com to enjoy online access. ☐

1------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ----------------14475PHIBRO ANIMAL HEALTH CORPORATIONProxy Solicited on behalf of the Board of Directors for Annual Meeting of StockholdersThe undersigned hereby appoint(s) Thomas G. Dagger and Anthony Andolino, or anyone of them, attorney with full power of substitution and revocation to each, for and in thename of the undersigned with all the powers the undersigned would possess if personallypresent, to vote the share of the undersigned in Phibro Animal Health Corporation asindicated on the proposals referred to on the reverse side hereof at the annual meeting ofits stockholders to be held on November 7, 2022, and at any adjournment thereof, and intheir or his discretion upon any other mater which may properly come before said meeting.If no specification is made with respect to any matter, all shares of stock covered by thisproxy will be voted “FOR” that matter.(Continued and to be signed on the reverse side)COMMENTS:1.1